As filed with the Commission on February 28, 2006                 No. 333-130110

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 2 TO
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          LONGFOOT COMMUNCIATIONS CORP.
                 (Name of small business issuer in its charter)


         Delaware                        4832                  76-0763470
 -------------------------  --------------------------  ------------------------
      (State or other        (Primary Standard             (I.R.S. Employer
      jurisdiction of        Industrial Classification    Identification No.)
      incorporation or       Code)
        organization)

             9229 Sunset Blvd., Suite 810, West Hollywood, CA 90069
                                 (310) 385-9631
          (Address and telephone number of principal executive offices)

                                  Arthur Lyons
              914 Westwood Blvd., Suite 809, Los Angeles, CA 90024
                                 (818) 702-9977
             -------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    Copy to:
                               Roger D. Linn, Esq.
                           Weintraub Genshlea Chediak
               400 Capitol Mall, 11th Floor, Sacramento, CA 95814
                            Telephone: (916) 558-6064

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following blocks and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE


==================================== =================== ==================== ================== ======================
                                                          Proposed Maximum    Proposed Maximum
      Title of Each Class of            Amount to Be     Offering Price Per       Aggregate            Amount of
    Securities to be Registered          Registered           Share(1)        Offering Price(1)    Registration Fee
------------------------------------ ------------------- -------------------- ------------------ ----------------------
Common stock, par value $0.001 per       1,200,000             $ 0.25             $300,000              $ 32.10
share
==================================== =================== ==================== ================== ======================

-------------------------------

(1) Fee calculated in accordance with Rule 457(c) of the Securities Act of 1933. Proposed offering price used for calculating the registration fee. Registration Fee of $20.07 previously paid.

The registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

                   PART I - INFORMATION REQUIRED IN PROSPECTUS

The information in this prospectus is not complete and may be changed. The Registrant may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted

PRELIMINARY PROSPECTUS                                   Subject to completion,
                                                         Dated February 28, 2006

                          LONGFOOT COMMUNICATIONS CORP.
                             Shares of Common Stock
                                1,200,000 Maximum

We are offering up to a total of 1,200,000 shares of common stock in a best efforts, minimum-maximum, direct public offering, without any involvement of underwriters. The offering price is $0.25 share. Until a minimum of 400,000 shares have been purchased (the "Minimum Offering"), all payments for shares will be deposited into an escrow account at City National Bank. If 400,000 shares are not purchased in this Offering, all payments deposited in the escrow account will be promptly refunded in full, without interest and without any deduction for expenses. If 400,000 shares are sold in this Offering, all funds held in escrow will be released to us and we will continue to sell shares up to the maximum amount of 1,200,000 shares. If we sell, the total number of offered shares, we will receive proceeds of $300,000 less the costs and expenses related to this Offering. The offering will terminate within 90 days from the date of this prospectus. At our sole discretion, we may extend the offering for up to an additional 90 days. There are no minimum purchase requirements for each investor and, if the Minimum Offering is achieved, there will be no continuing arrangements to place the funds in an escrow, trust or similar account. Upon reaching the Minimum Offering, all cleared funds will be available to us following deposit into our bank account.


Prior to this Offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no assurance that our securities will ever trade on the OTC Bulletin Board or other exchange.

------------------------------------ ----------------------- ----------------------- -------------------------------
                                                             Underwriting or Sales       Proceeds to Use After
                                     Public Offering Price       Commissions(1)        Completion of Offering (2)
------------------------------------ ----------------------- ----------------------- -------------------------------
Common Stock (per share)                     $ 0.25                   $ 0                        $ 0.25
------------------------------------ ----------------------- ----------------------- -------------------------------
Total Offering                              $300,000                  $ 0                       $300,000
------------------------------------ ----------------------- ----------------------- -------------------------------

---------------------
(1) Our shares in this Offering will be sold by our officers and directors for no compensation. There are no underwriting commissions involved in this Offering, however, we may pay selling commissions of up to 10% to any broker, dealer, finder or agent who assist us in this Offering.
(2) The proceeds to us are shown before deduction for legal, accounting, printing and other expenses estimated at 15% of the Offering. Offering expenses, including selling commissions, if any, in excess of 15% of the total proceeds raised will be paid by one or more of our current stockholders.

This Offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


            The date of this prospectus is ___________________, 2006.


   ---------------------------------------------------------------------------

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1

RISK FACTORS...................................................................4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..............................9

USE OF PROCEEDS...............................................................10

DETERMINATION OF OFFERING PRICE...............................................11

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.................................11

PLAN OF DISTRIBUTION..........................................................12

BUSINESS......................................................................14

FEDERAL REGULATION OF LPTV AND RADIO BROADCASTING.............................24

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS....................28

DESCRIPTION OF PROPERTY.......................................................31

LEGAL PROCEEDINGS.............................................................32

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..................32

EXECUTIVE COMPENSATION........................................................35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................36

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................37

DESCRIPTION OF SECURITIES.....................................................38

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................39

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES...................................................................41

LEGAL MATTERS.................................................................41

EXPERTS.......................................................................41

WHERE YOU CAN FIND MORE INFORMATION...........................................41

FINANCIAL STATEMENTS..........................................................43

                               PROSPECTUS SUMMARY


The prospectus summary contains a summary of information contained elsewhere in this prospectus. You should carefully read all information in the prospectus, including the financial statements and the notes to the financial statements under the Financial Statements section beginning on page F-1 prior to making an investment decision.

Longfoot Communications Corp.
-----------------------------

Longfoot Communications Corp. was incorporated in Delaware on July 21, 2004.

Our principal executive offices are located at 9229 Sunset Blvd., Suite 810, West Hollywood, California 90069, our telephone number is (818) 702-9977, and our fax number is (310) 385-9632.

Business
--------

Our business plan is primarily to acquire, develop and operate Low Power Television Stations ("LPTV") and radio stations. We intend to generate revenues from advertising and selling air time. Since commencing operations in late 2004 we have acquired three LPTV construction permits. Construction permits are an exclusive right granted by the Federal Communications Commission to construct a new LPTV or Radio broadcast facility. Our current LPTV construction permits expire in February and May of 2007. To date, we have not commenced constructing our LPTV stations or any radio station. In addition, we must apply for and obtain a Broadcasting License in order to commence operating any LPTV station, if and when constructed. We will not generate any advertising or other operating revenues unless and until one or more of our LPTV stations or any acquired radio station is constructed and licensed for operation.

--------------------------------------------------------------------------------

The Offering
------------

Securities Offered:                1,200,000  shares of common stock at $.25 per
                                   share. A minimum of 400,000 shares of common stock must be sold in order to close the offering.

Terms of Offering:                 90 days  from  the  date of this  prospectus,
                                   unless  extended for up to an  additional  90
                                   days at our sole discretion.

Public Trading Market for          None.  Our  common  stock  is  not  currently
Securities Offered:                listed on any public  securities  exchange or
                                   the OTC Bulletin Board.

                                   Unless and until the shares are listed for trading in some securities market, investors will find it difficult to buy or sell shares of Longfoot.

Common Stock Outstanding:          3,000,000 shares
Prior to the Offering

After the Offering (assuming the   4,200,000 shares
sale of all Shares offered herein)

Use of Proceeds:                   The  net  proceeds  before  expenses  of  the
                                   Offering,  estimated  at between  $85,000 and
                                   $255,000 are expected to be used for LPTV and
                                   radio    station    license     acquisitions,
                                   development and construction. See "Use of Proceeds."

Risk Factors:                      Purchase   of  the  Shares   offered   hereby
                                   involves  substantial risks,  including risks
                                   associated  with a start up  venture  such as
                                   the need for  additional  financing,  lack of
                                   operating    history,    no   revenue    from
                                   advertising or broadcasting,  reliance on key
                                   personnel,  government  regulation,  external
                                   competition,  and lack of trading  market for
                                   the Shares.  Also, if all the shares  offered
                                   are  sold,   our   executive   officers   and
                                   directors will still own approximately 71% of all the outstanding shares, and as a result, will continue to exercise control over the Company. See "Risk Factors."

Financial Summary
-----------------

This financial summary does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

We derived the summary financial information from our financial statements appearing in the section in this prospectus entitled "Financial Statements." You should read this summary financial information in conjunction with the section entitled "Management's Discussion and Analysis," our financial statements and related notes to the financial statements.

                      Statement of Operations Information:

                                        Year ended            Three months ended December 31
                                       September 30,
                                   2005            2004*           2005            2004
                              --------------- --------------- --------------- ---------------
Revenues                       $         -0-   $         -0-   $         -0-   $         -0-

Expenses                              15,113           2,379          22,476           4,530

(Loss) before income taxes           (15,113)         (2,379)        (22,476)         (4,530)

Income Taxes                             -0-             -0-             800             -0-

Net (loss)                     $     (15,113)  $      (2,379)  $     (23,276)  $      (4,530)


-----------------------------------
* Period covered is July 21, 2004, (the date of Longfoot's inception) through September 30, 2004



                           Balance Sheet Information:

                                                         December 31, 2005
                                                        -------------------

Total Assets                                              $        92,994
Total Liabilities                                         $        16,714

Working Capital                                           $        35,025
Common stock and paid in capital                          $       117,048
Total stockholders' equity                                $        76,280

                                  RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock. We have described the risks we consider to be material. However, there may be additional risks that we view as not material or of which we are not presently aware. If any of the events described below were to occur, our business, prospects, financial condition, results of operations or cash flow could be materially adversely affected.

Risks Related to our business and Operations
--------------------------------------------

OUR LIMITED OPERATING HISTORY HAS NOT YET GENERATED REVENUES FROM OUR CURRENT BUSINESS PLAN, CONSEQUENTLY OUR LONG TERM VIABILITY CANNOT BE ASSURED.

Although we have been in operation since late 2004 and have attempted to acquire FM radio station licenses and one Low Power Television Construction Permit, we have not yet acquired any radio station licenses and only recently acquired three LPTV construction permits. We have not acquired any LPTV licenses yet. Consequently, we have not yet commenced operating any radio or LPTV station or generating revenues from our business. Due to this lack of operating history in connection with our business plan, any prediction of future results of operation is difficult. Our prospects must be evaluated with a view to risks encumbered by a company in an early stage of development. We can provide no assurance that we will be profitable, have a positive cash flow or otherwise be successful.

OUR LIMITED ASSETS AND THE LACK OF REVENUES RAISE DOUBT ABOUT OUR ABILITY TO REALIZE OUR BUSINESS OBJECTIVES.

We have not yet generated revenues from operations. Consequently, we had a net loss of $23,276 and $15,113 for the three months ended December 31, 2005 and the year ended September 30, 2005, respectively. As of December 31, 2005, we had working capital of $35,025 and $51,739 of cash available. Our current cash resources are not sufficient to satisfy our cash requirements over the next 12 months.

Our ability to continue operations is dependent upon our ability to successfully establish our business and secure additional funding sources and attain profitable operations. To date, our principal stockholders invested necessary capital to fund our current operations. Although we believe our current stockholders will continue to fund our day-to-day operating expenses, we do not have any commitments from our officers, directors or majority stockholders nor have we identified sources of additional capital from third parties. Additional financing may not be available to us on favorable terms, if at all. Furthermore, the proceeds from this Offering will not be sufficient to fund our long term capital needs.

Due to our continuing losses from business operations, our independent auditor's report dated November 28, 2005, includes a "going concern" explanation relating to the fact that our continued operations are dependent upon obtaining additional working capital either through significantly increasing revenues or through outside financing. We are currently operating with limited cash reserves and no revenues which could inhibit our ability to continue in business or achieve our business objectives.

WE WILL REQUIRE SUBSTANTIAL INVESTMENT TO DEVELOP AND PROMOTE ANY RADIO OR LPTV STATIONS WE MAY ACQUIRE AND IF WE FAIL TO RAISE SUFFICIENT CAPITAL TO SUPPORT AND FUND OUR EXPANDING OPERATIONS, OUR BUSINESS PLAN MAY NOT BE FULLY REALIZED.

We are in effect a new company, in the development stage, launching a business model within the LPTV and radio industry. We will require additional capital in order to acquire, develop and launch new LPTV and/or radio stations and continue to support and increase our advertising revenues and marketing efforts and fund our growth. For example, when and if we acquire new station construction permits, additional funds will be necessary to construct those stations. In addition, we will need to adequately capitalize each operating station and we may be required to spend greater-than-anticipated funds if unforeseen difficulties arise in the course of these or other aspects of our business. As a consequence, we will be required to raise additional capital through public or private equity or debt financings, collaborative relationships, bank financing or other arrangements. We cannot assure you that such additional capital will be available on terms acceptable to us, if at all. Any additional equity financing is expected to be dilutive to our stockholders, and debt financing, if available, may involve restrictive covenants and increased interest costs. Our inability to obtain sufficient financing may require us to delay, scale back or eliminate some or all of our station development and expansion programs or to limit the operation or marketing of our stations. This could have a material and adverse effect on our business.

WE HAVE ACQUIRED AND INTEND TO ACQUIRE CERTAIN ADDITIONAL CONSTRUCTION PERMITS FOR NEW LPTV AND/OR RADIO STATIONS. IF WE DO NOT CONSTRUCT LPTV OR RADIO STATIONS AND FILE AN APPLICATION FOR BROADCASTING LICENSES FOR STATIONS BEFORE THE CONSTRUCTION PERMITS EXPIRE, OUR ABILITY TO OWN AND OPERATE THAT STATION COULD BE FORFEITED.

We currently have acquired and intend to acquire construction permits for new LPTV and/or radio stations. A construction permit typical requires an LPTV or radio station to be constructed and licensed within 36 months from the date the FCC granted the construction permit. The ability to establish a new LPTV or radio station is subject to forfeiture unless we complete the authorized construction and file an application for a Broadcasting License prior to a permit's expiration date. If we do not complete this construction and file this application prior to the expiration date, we will forfeit the ability to establish and operate that station. Our inability to complete the construction and licensing of any given LPTV or radio station would result in a loss of our investment in that station and eliminate the anticipated revenues from that station.

WE DO NOT CURRENTLY OWN ANY OPERATING LPTV OR RADIO STATIONS. IF WE FAIL TO DEVELOP NEW STATIONS IN A TIMELY MANNER OR ACQUIRE EXISTING OPERATING STATIONS, WE WILL HAVE NO SOURCES OF INCOME.

While we are currently developing three new LPTV stations and may seek to acquire other existing LPTV or radio stations, we currently own no operating stations. Consequently, we are generating no current revenues and we will not realize revenues unless and until new stations become operational or existing stations are acquired. The three LPTV stations currently being developed are not expected to commence generating revenue until the later part of 2006 and we have no current arrangement to acquire any existing LPTV or radio station.

WE MAY LOSE OR BE UNABLE TO GROW OUR REVENUE IF WE DO NOT IMPLEMENT SUCCESSFUL PROGRAMMING TO ATTRACT AUDIENCE SHARE AND ADVERTISING REVENUE.

Audience ratings and market shares are critical in determining advertising rates. Achieving acceptable ratings and market share depend in large part on presenting desirable programming. Consequently, if we fail to attract a sufficient audience share due to poor programming in a particular market, our revenue or ratings could be lower than anticipated which could require increased promotional expenditures or other expenses in that market, and reduced revenues from that station. In addition, from time to time, other stations may change their format or programming, a new station may adopt a format to compete directly with our stations for audiences and advertisers, or stations might engage in aggressive promotional campaigns. These tactics could result in lower ratings and advertising revenue or increased promotion and other expenses and, consequently, lower earnings and cash flow for us. Audience preferences as to format or programming may also shift due to demographic or other reasons. Our failure to timely and effectively respond to our audience and competitors, would adversely affect our revenues.

WE WILL FACE SIGNIFICANT COMPETITION FROM OTHER ESTABLISHED TELEVISION AND RADIO STATIONS WHICH COULD IMPACT OUR ABILITY TO SUCCESSFUL ESTABLISH AND OPERATE FUTURE LPTV OR RADIO STATIONS.

Our LPTV and radio stations compete for audiences and advertising revenue with other radio and broadcast television stations and station groups, as well as with other media such as newspapers, magazines, cable television, satellite television, satellite radio, outdoor advertising, the Internet and direct mail. We expect existing television and radio stations to be operating in each of the markets we intend to serve. In addition, other television or radio broadcasting companies may enter the markets in which we may operate in the future. Our competitors in any given market may be larger and have more financial resources than we have. Even if our LPTV or radio stations are initially successful, we may not be able to maintain or increase their audience ratings and advertising revenue.

IF WE CANNOT ACQUIRE AND/OR RENEW OUR FEDERAL COMMUNICATIONS COMMISSION LICENSES, OUR LPTV OR RADIO STATION WOULD NOT BE PERMITTED TO COMMENCE OR CONTINUE OPERATING WHICH WILL REDUCE OUR REVENUES.

Our business depends on acquiring and maintaining broadcasting licenses issued by the FCC, which are issued currently for a maximum term of eight years and are renewable. The FCC may not grant a license even upon completion of the authorized construction and filing of an application for a license. After a license is granted, on rare occasions, the FCC has revoked licenses, not renewed them, or renewed them only with significant qualifications, including renewals for less than a full term. Interested parties may challenge a renewal application. Our future license applications and future renewal applications may not be approved, or the renewals may include conditions or limitations that could reduce the scope of our broadcast business and reduce our revenues. If we fail to renew a license or renew with substantial conditions or qualifications, it could prevent us from operating the affected station to its fullest potential and realizing the most revenue from it.

IF WE DO NOT PROPERLY RESPOND TO CHANGES IN TECHNOLOGY, SERVICES AND STANDARDS THAT CHARACTERIZE OUR INDUSTRY OR THE MARKETS WE SERVE, OUR REVENUES MAY BE REDUCED.

The radio and television broadcasting industry is subject to technological change, evolving industry standards and the emergence of new media technologies. We may not have the resources to acquire new technologies or to introduce new services that could compete with these new technologies. Several new media technologies are being developed, including expanded cable television systems, satellite radio service and low-power FM radio and digital conversion of low power television.

Our inability to properly respond to changes in broadcast technology, services and standards, which characterize our industry, would adversely affect our business operations and revenue generation.

CONCENTRATION  OF  SHARE  OWNERSHIP  AMONG  OUR  EXISTING  EXECUTIVE   OFFICERS,
DIRECTORS AND PRINCIPAL STOCKHOLDERS MAY PREVENT OTHERS FROM INFLUENCING CORPORATE DECISIONS.

Our executive officers, directors and principal stockholders, as a group, beneficially own approximately 3,000,000 shares of our common stock, or about 71% of our outstanding common stock assuming all of the shares offered in this prospectus are sold. As a result, these stockholders, acting together, will have the ability to exert control over substantially all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets and other corporate transactions. This concentration of ownership could be disadvantageous to other stockholders with interests different from those of our officers, directors and principal stockholders.

Risks Related to This Offering
------------------------------

THE OFFERING PRICE OF $0.25 SHARE HAS BEEN ARBITRARILY SET BY OUR BOARD OF DIRECTORS AND DOES NOT REFLECT THE ACTUAL VALUE OF OUR BUSINESS.

The offering price of $0.25 per share is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth or any other recognized criteria of value. No independent investment-banking firm or underwriter has been retained to assist in determining the offering price for the shares. Accordingly, the offering price should not be regarded as an indication of any future price of our stock and you may not be able to resell your shares at or above the offering price. See the section "Determination of Offering Price."

THERE IS NO TRADING MARKET FOR OUR SECURITIES, NONE MAY EVER DEVELOP, AND YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our common stock is not listed for trading on any public market or exchange. While we intend to apply for listing on the Over-the-Counter Bulletin Board ("OTCBB") following completion of this Offering, we cannot guarantee that our application will be approved or that our common stock will be listed and quoted on any public market. If no market develops for our common stock, it will be difficult for you to sell any shares you purchase in this Offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all.

SHARES ELIGIBLE FOR FUTURE SALE UNDER RULE 144 MAY ADVERSELY AFFECT THE MARKET FOR OUR SECURITIES.

Effective September 30, 2005, we completed a private placement of 2,900,000 shares of our common stock, at a price of $0.037 per share. From time to time, certain of our stockholders who hold restricted securities may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, subject to certain limitations. Although current stockholders have no current intention or ability to sell their shares, any substantial sales by holders of our common stock in the future pursuant to Rule 144 may have a material adverse affect on the market price of our securities.

BECAUSE THIS IS A BEST EFFORTS, SELF-UNDERWRITTEN OFFERING, WHILE WE MUST RAISE PROCEEDS OF AT LEAST $100,000, WE MAY RAISE LESS PROCEEDS THAN THE $300,000 MAXIMUM OFFERING AMOUNT, WHICH MAY LIMIT OUR ABILITY TO IMPLEMENT OUR BUSINESS PLAN.

No commitment exists by any broker-dealers and/or agents to purchase all or any part of the Shares being offered hereby. We will sell the Shares on a "best efforts, no minimum" basis. The funds available to us from the proceeds of the offering will be reduced to the extent that less than all the shares offered hereby are sold. There are no minimum purchase requirements and no arrangements to place the funds in an escrow, trust or similar account. All cleared funds will be available to us following deposit into our bank account. Sale of less than the maximum number of Shares may curtail implementation of our business plan.

PURCHASERS IN THIS OFFERING WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION.

The investors in this Offering are subject to substantial dilution of the net tangible book value of their Common Stock immediately upon completion of the Offering. Purchasers of the shares in this Offering will incur an immediate dilution of $0.18 in the net tangible book value per share of Common Stock from the offering price at $0.25 per share, assuming the maximum offering is achieved.

OUR SHARES WILL BE DEEMED TO BE "PENNY STOCKS" AS DEFINED IN THE SECURITIES EXCHANGE ACT OF 1934 AND, AS A RESULT, WILL BE SUBJECT TO VARIOUS ELIGIBILITY AND DISCLOSURE REQUIREMENTS ON BROKER-DEALERS ENGAGED IN THE RESALE OF THESE SHARES.

The Shares offered in this prospectus will be "penny stocks" as that term is defined in the Securities Exchange Act of 1934 (the "1934 Act") to mean, among other definitions, equity securities with a price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or an accredited investor must make a special suitability determination regarding the purchaser and provide special disclosure documents to the purchaser. The imposition of these suitability standards and special disclosures could reduce an investor's ability to resale the Shares at a time or price desired. See the section "Market for Common Equity and Related Stockholder Matters."

WE WILL INCUR INCREASED COSTS AND MAY HAVE DIFFICULTY ATTRACTING AND RETAINING QUALIFIED DIRECTORS AND EXECUTIVE OFFICERS AS A RESULT OF BEING A PUBLIC COMPANY.

As a public company, we will incur significant legal, accounting, reporting and other expenses that we did not incur as a private company. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 as well as new rules implemented by the Securities and Exchange Commission. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage. As a result, we may experience difficulty attracting and retaining qualified individuals to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur as a result of these requirements or when such costs may be incurred.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans
and  objectives  of  management  for  future  operations,   are
forward-looking statements. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in "Risk Factors" and elsewhere in this prospectus.

Other sections of this prospectus may include additional factors which could adversely affect our business and financial performance. Moreover, we operate in a highly regulated, very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or will occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                                 USE OF PROCEEDS

We will use our best efforts to raise a minimum of $100,000 and a maximum of $300,000 in this Offering. For illustrative purposes only, the table below summarizes how we will utilize the proceeds of this Offering in the event that 400,000, 800,000 and 1,200,000 shares are sold. The actual amount of proceeds realized may differ from the amounts summarized below.

                             400,000 Share                     800,000 Share                     1,200,000 Share
        Purpose (1)         Offering Amount     Percent       Offering Amount      Percent       Offering Amount     Percent
--------------------------  ---------------     -------       ---------------      -------       ---------------     -------
Station Acquisitions (2)     $      30,000        30%          $      78,000          39%         $     117,000         39%
Station Construction(3)      $      48,000        48%          $      78,000          39%         $     117,000         39%
Working Capital and
Operating Expenditures (4)   $       7,000         7%          $      14,000           7%         $      21,000          7%

Offering Expenses (5)        $      15,000        15%          $      30,000          15%         $      45,000         15%

TOTAL                        $     100,000       100%          $     200,000         100%         $     300,000        100%

---------------------------------

(1) The amounts set forth above are estimates by management for the allocations of the net proceeds of this Offering based upon the current state of our business operations, its plans and current economic and industry conditions.

(2) This amount will be used to evaluate and acquire additional LPTV or radio construction permits or existing stations.

(3) These funds will be used for preliminary planning for construction and development of existing and new LPTV stations or new radio stations. Additional financing will be required to complete construction and initiate each LPTV or radio station.

(4) Working capital is the cost related to operating our office and includes expenses for subleasing office space, telephones, faxes, email, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

(5) Organizational and offering expenses include legal, accounting, printing, filing, registration, qualification, and other expenses of Longfoot Communications Corp. and the offering of the Shares including marketing and sales costs, but exclude selling commissions. We will pay no commissions or other compensation to our officers and directors who will be offering the Shares. However, we may pay commissions and expenses of up to 10% of all proceeds raised by any broker, dealer, finder or agent who may assist in finding purchasers in this Offering. Offering expenses, including selling commissions, if any, in excess of 15% of the total proceeds raised will be paid by one or more of our current stockholders.


After the allocation of 15% of proceeds for expenses incurred in this Offering, the first priority will be to use funds for station construction and the second priority will be to use funds for acquisition of additional construction permits or existing LPTV or radio stations. Remaining proceeds will be used for operating expenses. The actual allocation of proceeds will depend to some extent on our success and growth. If results do not meet our expectations, we may reallocate the proceeds among the other contemplated uses of proceeds, as prudent business practices dictate.

Until these proceeds are utilized, they will be temporarily invested in short-term, highly liquid investments with appropriate safety of principal.


                         DETERMINATION OF OFFERING PRICE

The offering price of the Shares has been determined arbitrarily by us. The price bears no relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure including the number and value of shares being offered in this Offering relative to the existing shares outstanding and their value, our business expectations and the amount of money we would need to initially implement our business plans. Consideration of our capital structure suggested offering up to 29% of our shares in this Offering would be appropriate; consideration of our business expectations suggested a price per share of $0.25 was reasonable; and consideration of our capital needs suggested raising between $100,000 and $300,000 would be necessary. Accordingly, the offering price should not be considered an indication of the actual value of our securities.


                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

We are offering our Common Stock at a price per share that is significantly more than the price per share paid by our officers, directors, promoters and current stockholders for our Common

Stock. We are offering for sale up to 1,200,000 shares of Common Stock. If you purchase Shares in this Offering you will experience immediate and substantial dilution.

Dilution represents the difference between the price per share paid by purchasers in this Offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (our total assets less our total liabilities), divided by the number of shares of Common Stock outstanding at the time of the offering. Our net tangible book value as of December 31, 2005 was $42,025. Based upon 3,000,000 issued and outstanding shares of Common Stock on December 31, 2005, our net tangible book value per share was $0.01. After giving effect to the sale of all 1,200,000 Shares being offered in this Offering at $0.25 per share and the payment of expenses up to 15% of the proceeds related to the Offering, our pro forma net tangible book value would be $297,025 and our net tangible book value per share would be $0.07 which represents an immediate increase in net tangible book value of $0.06 per share and an immediate dilution to the purchasers of Shares after this Offering of $0.18 per share (or 72%).

The following table illustrates the pro forma per share dilution described above assuming 400,000, 800,000 or 1,200,000 shares are sold:

                                                                             400,000        800,000        1,200,000
                                                                           Shares Sold    Shares Sold     Shares Sold
                                                                           -----------   --------------   -----------
Offering Price per share                                                      $ 0.25         $ 0.25          $ 0.25
Net tangible book value per share before the offering                         $ 0.01         $ 0.03          $ 0.03
Increase per share attributable to purchase of stock by investors             $ 0.03         $ 0.03          $ 0.04
Pro forma net tangible book value per share after the offering                $ 0.04         $ 0.06          $ 0.07

Dilution per share to new investors                                           $ 0.21         $ 0.19          $ 0.18

The table below indicates the relative aggregate cash investment and stock ownership of new investors in this Offering:

------------------------------------ --------------------- ------------- --------------------------- ----------------
Minimum Offering                          Investment            %             Stock Ownership               %
------------------------------------ --------------------- ------------- --------------------------- ----------------
Current Stockholders                      $ 107,508             52%              3,000,000                 88%
------------------------------------ --------------------- ------------- --------------------------- ----------------
New Investors                             $ 100,000             48%                400,000                 12%
------------------------------------ --------------------- ------------- --------------------------- ----------------
                                          $ 207,508            100%              3,400,000                100%
------------------------------------ --------------------- ------------- --------------------------- ----------------
Maximum Offering
------------------------------------ --------------------- ------------- --------------------------- ----------------
Current Stockholders                      $ 107,508             26%              3,000,000                 71%
------------------------------------ --------------------- ------------- --------------------------- ----------------
New Investors                             $ 300,000             74%              1,200,000                 29%
------------------------------------ --------------------- ------------- --------------------------- ----------------
                                          $ 407,508            100%              4,200,000                100%
------------------------------------ --------------------- ------------- --------------------------- ----------------

                              PLAN OF DISTRIBUTION

The shares being offered in this prospectus are not listed on any stock exchange nor traded in any public market. If no trading market develops for our common stock, it will be difficult to sell your shares or, if sold, it may be difficult to resell the shares for a price at or about the current offering price. Even if a trading market is established, there is no assurance that such trading market can be sustained.

We are offering up to a total of 1,200,000 shares of common stock in a best efforts, minimum-maximum, direct public offering, without any involvement of underwriters. The offering price is $.25 per share. The offering will terminate within 90 days from the date of this prospectus. At our sole discretion, we may extend the offering for up to an additional 90 days. We also have the right to terminate this Offering at any time prior to the expiration of the offering period. We must sell a minimum of 400,000 shares in this Offering in order to close the offering. All investor funds will be held in an escrow, trust or similar account until proceeds of at least $100,000 is obtained. Once the Minimum Offering of $100,000 is achieved, all cleared funds will be available to us following receipt from the investor and deposit into our bank account. If the Minimum Offering of 400,000 shares is not achieved, all funds paid by investors will be returned without interest or deductions. If the Minimum Offering is achieved, we will use our best efforts to sell as many additional shares as possible up to the Maximum Offering amount of 1,200,000 shares. After the Minimum Offering amount is realized, we may continue the offering and sell as many additional shares as we deem appropriate and may close the offering at any time and on any number of shares between the Minimum and Maximum Offering amounts. After the Minimum Offering is achieved, there is no assurance that we will sell all or any part of the remaining shares offered by this prospectus. We may accept or reject any subscription amount from any investor in our sole discretion or we may accept only part of a subscription amount. Expenses related to the offering are estimated to be $35,000 however, only 15% of the proceeds of this Offering will be allocated to pay offering expenses (up to $45,000 if total proceeds of $300,000 are raised). If expenses exceed 15% of the proceeds raised, the balance will be paid by one or more of our existing stockholders out of personal funds.

We will sell the shares in this Offering primarily through our officers and directors. They will receive no commission from the sale of any Shares. They will not register as a broker/dealer under the 1934 Act in reliance upon Rule 3a4-1 under the 1934 Act. Justin Farar will register as the issuer-agent in those states requiring such registration. However, we may pay commissions and expenses of up to 10% of all proceeds raised by brokers, dealers, finders or selling agents who may participate in this Offering.

No officers, directors or related parties will purchase shares to meet the Minimum Offering amount. If and when the Minimum Offering amount is realized, officers and directors may purchase shares in this offering, however any such purchases will be held for investment.

Purchasers in Canada who acquire shares in this Offering will be required to sign documentation required by the Securities Commission in each Province where sales are made as part of our compliance with securities regulations in Canada. This documentation will relate only to the offering of shares in Canada and will have no effect or restriction on the registration of the Shares under U.S. federal and state securities regulations.

Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers or persons exempt from such registration. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We intend to sell our shares in the states of California, Utah and Nevada and/or outside the United States of America, including Canada.

Procedures for Subscribing
--------------------------

If you decide to subscribe for any Shares in this Offering, you must

         1. Execute and deliver a subscription agreement, and

         2. Deliver a check or certified funds to us. Any subscription may be accepted or rejected, in whole or in part, in the sole discretion of management.

All checks for subscriptions must be made payable to "LONGFOOT COMMUNICATIONS CORP."

                                    BUSINESS

Corporate Overview
------------------

Longfoot Communications Corp. was incorporated in the state of Delaware on July 21, 2004. On July 21, 2004 we issued 100,000 shares of our common stock to our initial founder, Arthur Lyons for $100 and commenced operation of the Company's business. Mr. Lyons established the initial concept for our business and operated the business as our sole officer and director until September 30, 2005 at which time. Jack Brehm was appointed the chief financial officer, Justin Farar was appointed vice president of operations and Aaron Grunfeld and Jack Brehm were appointed by Mr. Lyons to our board of directors. We have one subsidiary, Village Broadcasting Corp. which was incorporated in the state of Delaware on October 27, 2005.

Industry Overview
-----------------

LPTV Station Industry Overview
------------------------------

The Federal Communications Commission ("FCC") created the low powered television service in 1982 to provide fuller service to rural communities, special interest groups, ethnic, educational, and other specialized audiences. These communities may be in rural areas or may be individual communities within larger urban areas. LPTV service presents a less expensive and more flexible means of delivering programming tailored to the interest of viewers in smaller localized areas than traditional full service/power TV stations. As of December 31, 2004, there were approximately 2,034 LPTV stations in the United States authorized to broadcast programming. There is no limit on the number of LPTV stations that may be owned by any one entity and LPTV licensees include major television networks such as NBC, CBS and ABC and other national television networks including Univision, WB and PAX as well as smaller entities operating a single LPTV station.

LPTV stations cannot employ transmitter powers in excess of 3000 watts for VHF and 150 Kilowatts for UHF. LPTV stations generally can provide a signal available in a radius of 15-20 miles. LPTV stations may operate on any available VHF (2-13) or UHF (14-51) channel provided that they do not cause objectionable interference to existing full power stations.

Licensees of LPTV stations will also be eligible to utilize microwave relay frequencies as well as digital channels.

LPTV stations are classified as either Class A or non-Class A stations. Class A stations operate on an unlimited time basis and render services over an extended area while all other LPTV stations (non-Class A) render service over a smaller, designated area. The principal difference between a Class A and non-Class A LPTV station is that subsequent full service television stations that come into the same area could choose to utilize a broadcast channel currently assigned to a non-Class A LPTV station thus requiring the existing non-Class A LPTV station to change its broadcast channel while a Class A LPTV station cannot be required to change its broadcast channel to accommodate a subsequent full service television station.

LPTV stations are subject to a minimum of program-related regulations. There are no prescribed amounts of non-entertainment programming or local programming, and there are no limits on commercials, and no minimum hours of operation. However, the broadcast of obscene or indecent material between 6:00 a.m. and 10:00 p.m. is prohibited.

LPTV channels can choose to either rebroadcast existing programming from established television networks or create their own local programming or a mixture of both. LPTV stations can generally be constructed and equipped for a fraction of the cost of constructing and equipping a full power television station. Establishing an LPTV station can be done for as little as $35,000 to $60,000 with financing and leasing programs available to further reduce the actual cash outlay required.

Radio Station Industry Overview
-------------------------------

The FCC classifies each AM and FM station. An AM station operates on one of the following: a clear channel, regional channel or local channel. A clear channel is one on which AM stations are assigned to serve wide areas. Clear channel AM stations are classified as either:

     o Class A stations, which operate on an unlimited time basis and are designed to render primary and secondary service over an extended area;

     o Class B stations, which operate on an unlimited time basis and are designed to render service only over a primary service area;

     o Class C AM stations operate on a local channel and are designed to render service only over a primary service area that may be reduced if significant interference occurs.

     o Class D stations, which operate either during daytime hours only, during limited times only or on an unlimited time basis with low nighttime power.

A regional channel is one on which Class B and Class D AM stations may operate and serve primarily a principal center of population and the rural areas contiguous to it. A local channel is one on which AM stations operate on an unlimited time basis and serve primarily a community and the suburban and rural areas immediately contiguous to it.

The minimum and maximum facilities requirements for an FM station are determined by its class. Some FM class designations depend upon the geographic zone in which the transmitter of the FM station is located. In general, commercial FM stations are classified as Class A, B1, C3, B, C2, C1, C0 and C, in order of increasing power and antenna height.

Business of Longfoot
--------------------

Our principal business is the construction, development, management and operation of Low Power Television ("LPTV") stations and AM/FM radio stations in the United States. Our business plan includes bidding for and purchasing various available licenses and construction permits in which we would construct, equip and launch new LPTV and radio stations. Construction permits are exclusive permits issued by the FCC allowing the permittee to construct broadcast television or radio stations in designated areas utilizing assigned broadcast channels or frequencies. In addition, we may seek to acquire and develop existing construction permits for LPTV and AM or FM radio stations. Lastly, we may acquire existing and operating LPTV or radio stations which may become available for acquisition. We currently do not own any operating LPTV or radio stations.

Construction Permits for LPTV and/or Radio Stations
---------------------------------------------------

The right to construct a new LPTV or Radio broadcast facility (a "construction permit") is either granted (1) by purchasing a construction permit from a private individual or company (that had previously acquired the construction permit from the FCC) according to terms set forth by the parties buying and selling the construction permit or (2) according to an auction process managed by the FCC.

The person or entity that is awarded and then owns a construction permit is sometimes referred to as the "permittee." A permittee may sell his or her construction permit to another, subject to a transfer application being filed with and approved by the FCC.

To acquire a construction permit via the auction process managed by the FCC, the interested person must submit a proposal (a "short-form application"). The short form application will contain information about the ownership structure of the applicant and a description of the broadcast licenses on which the applicant wishes to bid. If there are no competing proposals for the proposed LPTV or Radio parameters, the short-form expression of interest is granted "singleton" status and, if the technical parameters of the proposal are in accordance with the FCC rules, the applicant will be permitted to submit a complete technical proposal (a "long-form application") for the proposal. The long-form application will include the various engineering parameters of the proposed LPTV or Radio station. If, however, there are other proposals for the same or nearby frequencies, the proposal will not be granted "singleton" status. The FCC may, in limited circumstances, permit all parties with competing proposals to resolve conflicts by settlement. If the applicants are unable to resolve the conflicts by settlement among themselves, the FCC will select one or more proposals to submit long-form applications either by determination of which proposals best serve the public interest or through successive rounds of bidding for the frequency. In either case, the filing fee for each long-form application is $625.00.

If a long-form application is acceptable to the FCC and meets the technical requirements necessary to insure that the new broadcast facility will not interfere with other broadcasts, the FCC issues a construction permit authorizing the construction of the LPTV or Radio station according to the technical description contained in the long-form application. Construction permits have a finite term (typically three years) within which construction must be completed and the permittee must apply for a license to operate a broadcast facility. The construction permit will terminate automatically if the permittee fails to complete the construction of the specified broadcast facility and apply for a broadcast license within the specified time. The permittee may request one or more extensions of the construction permit.

A construction permit is not the same as a license. A construction permit grants the permittee the right to construct a broadcast station in a particular market. Construction of a broadcast station involves the selection and installation of broadcasting equipment meeting the requirements of the construction permit, and the procurement of a suitable transmitter and antenna.

Upon completion of a broadcast facility in accordance with the terms of the construction permit, the owner of a broadcast station may apply to the FCC for a license (a "broadcast license") to broadcast its service in accordance with the limitations of the construction permit. If the station is built properly (i.e., in accordance with the terms of the construction permit), service by the broadcast permittee generally can begin automatically, under automatic Program Test Authority. The license application is processed by the FCC, in a process that generally takes 3-6 months. The owner of a broadcast license, once the license is issued, is sometimes referred to as a "licensee."

Costs to Purchase LPTV and/or Radio Station Construction Permits
----------------------------------------------------------------

If we were to acquire LPTV or Radio station construction permits from the FCC auction, such construction permits are expected to cost between $10,000 and $200,000 based upon the location, type and size of audience and gross potential among other factors. We expect to bid only on LPTV and/or radio construction permits having a small to medium market area. Once a LPTV and/or radio station construction permit is acquired, we would file the necessary documents with the FCC which typically allows a licensee up to 36 months to construct, equip and commence operation of such LPTV and/or radio station. Constructing and equipping a typical LPTV station would normally range between $35,000 and $60,000. Constructing and equipping a typical AM/FM radio station would normally range between $150,000 and $300,000. Staffing for a typical small radio station would include a station manager, programming/sales person and a station engineer. This level of staffing would be sufficient to operate a fully automated station re broadcasting programming obtained from other sources, which is the type of station we would likely operate. However, larger LPTV and/or radio stations generating their own programs would require additional staffing including on-air hosts.

In addition, each LPTV and/or radio station would pay for access to various news, weather, and music or talk show programming. Once a LPTV and/or radio station license is acquired, we would retain various consultants to evaluate the demographics of the potential station audience and provide programming recommendations. We expect to be able to finance each new radio station through loans and equipment leases.

If we acquire additional LPTV or radio construction permit from an existing permittee, the cost of construction and initiation of the LPTV or radio station broadcast would be similar to that set forth above except that the license acquisition cost would be negotiated between the seller and us. We would also be responsible for filing the necessary license transfer application with the FCC.

Existing LPTV or Radio Stations Licenses
----------------------------------------

If we were to acquire an existing operating LPTV or radio station license, we would expect to initially continue the established programming structure and personnel already in place. However, we would also seek to identify and implement various programming and/or personnel changes which might increase the station's audience and market share in its given operating region. Such changes could range from relatively minor adjustments to programming content and few personnel changes to complete reformatting of the station's programming with concurrent significant changes in personnel at such station.

LPTV and Radio Station License Grant and Renewal
------------------------------------------------

Although our initial LPTV construction permits have been acquired by assignment from their original purchaser (as described in detail below), we may also make application for new LPTV station licenses. The LPTV application process begins with a request to construct a station in a specific area. Once that request is granted, the permittee is given a construction permit which generally allows for up to three years for the permittee to construct and equip the LPTV station. Once the station is constructed and ready for operation, another application is submitted for "license to cover". At this point, the station is granted a broadcast license for a typical eight-year term and begins its broadcasting. If the LPTV station should subsequently go off the air, the licensee must apply to the FCC for the authority to do so.

The process for granting radio station licenses is similar to the process described above for LPTV station licenses.

Both LPTV and radio station licenses are renewed through an application to the FCC. A station may continue to operate beyond the expiration date of its license if a timely filed license application is pending. Petitions to deny license renewals can be filed by interested parties, including members of the public. These petitions may raise various issues before the FCC. The FCC is required to hold hearings on renewal applications if the FCC is unable to determine that renewal of a license would serve the public interest, convenience and necessity, or if a petition to deny a renewal raises a substantial and material question of fact as to whether the grant of the renewal application would be inconsistent with the public interest, convenience and necessity.

If, as a result of a hearing, the FCC determines that the licensee has failed to meet various requirements and that no mitigating factors justify the imposition of a lesser sanction, then the FCC may deny a license renewal application. Historically, FCC licenses have generally been renewed, although we cannot assure you that licenses we acquire in the future will be renewed. The non-renewal, or renewal with substantial conditions or modifications, of one or more of our FCC LPTV or radio station licenses could have a material adverse effect on our business.

Corporate History
-----------------

In November of 2004, we bid on several FM radio station licenses being offered by the FCC in an FM radio station auction held in late 2004. Those licenses included three separate Class A FM radio licenses in Mojave Valley, Arizona; Salome, Arizona; and Yarnell, Arizona. However, we were not successful in purchasing any of the three licenses being auctioned.

In December of 2004, we entered into a contract to purchase an LPTV construction permit located in Mammoth Lakes, California from a private individual. We invested time, effort, and monies to find a location for the broadcast antennae and to secure a cable channel on the local cable network in Mammoth Lakes. Due to the lack of an adequate antennae location in the Mammoth Lakes area and the difficulties in obtaining a cable channel for the LPTV station, we exercised our option to terminate the contract with no further obligations to us.

Current Projects under Development
----------------------------------

During 2005, we have been in the process of identifying and evaluating potential LPTV and/or radio station acquisitions throughout the United States from private individuals. As a result of these efforts, we have now acquired three LPTV construction permits (subject to FCC approval) for non-Class A stations located in Gladstone, Michigan; Winslow, Arizona; and Big Sky, Montana. These construction permits were originally issued in February and May of 2004 and we acquired them from the original permittee. The seller of the construction permits has no affiliation or relation with us.

Channel 38, 1 kW, Winslow, Arizona (Call Sign: K38IH). We acquired this Construction Permit on October 13, 2005. The Permit requires construction and licensing of this low power TV station by February 9, 2007. Winslow, AZ is located 50 miles east of Flagstaff and is bordered by the Navajo Nation and the Hopi Reservations.

Channel 51, 1 kW, Gladstone, Michigan (Call Sign: W51DP). We acquired this Construction Permit on October 13, 2005. The Permit requires construction and licensing of this low power TV station by May 4, 2007. Gladstone, MI is located in Delta County which lies in Michigan's Upper Peninsula.

Channel 46, 1 kW, Big Sky, Montana (Call Sign: K46IA). We acquired this Construction Permit on October 13, 2005. The Permit requires construction and licensing of this low power TV station by May 4, 2007. Big Sky, MT is located 48 miles from Yellowstone National Park and includes several ski resorts.

As indicated above, we have acquired our initial three non-Class A LPTV construction permits previously granted to the original applicant, which will be held by our wholly-owned subsidiary, Village Broadcasting Corp. We agreed to pay $10,000 for the Winslow, Arizona construction permit, $10,000 for the Big Sky, Montana construction permit and $15,000 for the Gladstone, Michigan construction permit. In October, 2005 we paid a non-refundable deposit of $7,000 for the purchase of the above-referenced LPTV permits.. The transfer request was prepared and submitted by our FCC counsel to the FCC on October 26, 2005 and was granted and approved by the FCC on December 12, 2005 with a final transfer date of January 18, 2006. These construction permits will be held by Village Broadcasting Corp. (a wholly owned subsidiary of Longfoot). In January, 2006 we paid the balance of $28,000 upon FCC approval of the construction permit transfers.

In preparation for the construction of each LPTV station, we have retained the services of various contractors to assist in the construction of our first three LPTV stations. Contractor Tom Werner has provided the following estimates for studio equipment for broadcasting:

                  Winslow, AZ               -        $13,300
                  Gladstone, MI             -        $10,100
                  Big Sky, MT               -        $10,100

This studio equipment includes video and audio monitors, work stations and encoders at each station.

WES Broadcast contractors have provided the following estimates for antennas and broadcasting equipment.

                  Winslow, AZ               -        $55,000
                  Gladstone, MI             -        $55,000
                  Big Sky, MT               -        $75,000

This equipment includes a transmitter, omni antennae and transmission lines for each station.

Our contractor Downlink Communications has completed a computerized analysis to identify optimum antenna and transmitter locations for each LPTV station. Once the precise antenna/transmitter locations have been determined, we have retained Mr. Werner's firm to install the antenna/transmitter and equip each of the three LPTV stations with all necessary studio and broadcasting equipment. Construction is expected to commence at all three LPTV stations in late May 2006. Our intention is to fully equip each LPTV station and set up an antenna for each broadcast market within the time provided in the construction permit.

Once operational, we intend to acquire network programming (such as the Home Shopping Network) to run on these stations, which we expect will generate revenues to us. We also plan to generate revenues by selling advertising time on our stations. Long-term plans also include putting this programming on cable (either analog or digital) which would allow for a larger cable purchasing audience for each channel. This programming strategy was previously implemented at LPTV station KYAV-TV-Channel 12 located in Palm Springs, CA by our consultant Sim Farar and our vice president Justin Farar.

Sources of Revenue
------------------

When we have developed or acquired operating LPTV or radio stations, our primary revenues will be derived from "paid programming" airing on our stations.
Programs such as the Home Shopping Network, Infomercial sponsors and QVC Shopping will pay LPTV operators to broadcast their programs. Radio stations also can carry syndicated paid programming or "infomercials" which are similarly charged for air-time. Similar to on-air advertising, the rates charged to broadcast these paid programs will depend on the station's audience ranking, size of local market and other market demographics.

In addition to "paid programming" fees, we expect to also generate revenue from advertising fees paid by individuals or entities who wish to advertise their products or services on our LPTV or radio stations. Advertisements typically appear in either 15 second, 30 second or 60 second segments. Advertisements will need to be produced by the advertiser and provided to our stations ready to air. Advertising rates will vary significantly based upon a station's audience ranking in its local market, the number of times the advertising spot is aired, the times of day and the amount of other competing media available in a given market. We will attempt to maximize our advertising revenue by keeping our advertising rates as high as possible while remaining competitive with alternative advertising media as well as presenting as many advertising spots per hour as permissible under applicable FCC regulations. The higher the audience rating and market share that our LPTV and/or radio stations are able to achieve, the higher the advertising rates we would be able to charge. Given the initial capital costs associated with constructing an LPTV or radio station, and the time necessary to market the station's advertising, positive cash flow from advertising revenue could take 12-18 months or longer after a station's commencement of operations.

Competition
-----------

We operate in a highly competitive industry. Our LPTV and radio stations compete for audiences and advertising revenue directly with other television and radio stations as well as with other media, such as broadcast television, newspapers, magazines, cable television, satellite television, satellite radio, the Internet, outdoor advertising and direct mail, within their respective markets.

In addition, any LPTV station by definition will have a relatively small market (typically a radius of approximately 20 miles from its antenna) due to its low power transmission. Our audience ratings and market shares are subject to change and any adverse change in a particular market or reduced audience for any particular station could have a material adverse effect on our revenue in that market and adversely affect our combined operating revenues in all markets.

If and when acquired or constructed, our radio stations will compete for listeners and advertising revenue directly with other radio stations within their respective markets. Radio stations compete for listeners primarily on the basis of program content that appeals to a particular demographic group. By building a strong listener base consisting of a specific demographic group in each of our markets, we hope to attract advertisers seeking to reach those listeners. From time to time, competitors may change their stations' format or programming to compete directly with our stations for audiences and advertisers, or may engage in aggressive promotional campaigns, which could result in lower ratings and advertising revenue or increased promotion and other expenses and, consequently, lower earnings and cash flow for us. Audience size and preferences as to format or programming in a particular market may also shift due to demographic or other reasons.

Our LPTV stations will compete for viewers and advertising revenues directly with other television stations including, broadcast, cable and satellite television. The following LPTV stations will compete with our proposed stations:

     o One existing LPTV station is located near our proposed Big Sky, Montana station.

     o Three existing LPTV stations and one LPTV construction permit are located in markets near our proposed Gladstone, Michigan station.

     o Two LPTV construction permits are located in areas near our proposed Winslow, Arizona station.

Most broadcast and cable television networks have established track records and national name recognition. Consequently, any LPTV stations constructed by us would likely have to compete in smaller, niche markets such as educational, special interest (such as The Home Shopping Network or Spanish speaking networks) or local programming. This narrower programming format as well as the reduced broadcast area for LPTV stations will normally result in somewhat lower advertising rates for LPTV stations compared to other television stations. A careful analysis of audience preferences will be essential to determine what programming format will be viable for a particular local LPTV station audience.

Factors that are material to an LPTV or radio station's competitive position include management experience, the station's audience rank in its local market, transmitter power, assigned frequency, audience characteristics, local program acceptance, popularity of on-air personalities (if any) and the number and characteristics of other radio and television stations in the market area. We will attempt to improve our competitive position in each market by researching stations' programming, implementing advertising and promotional campaigns aimed at the demographic groups for which our stations have targeted and managing our sales efforts to attract a larger share of advertising revenue. We also compete with other radio and television station groups to purchase or develop additional stations.

While the radio and television broadcasting industry is highly competitive, barriers to entry do exist, which can be mitigated to some extent by, among other things, changing existing radio or TV station formats and upgrading power. The operation of a LPTV or radio station requires a license or other authorization from the FCC granted to the station owners. The number of radio and TV stations that can operate in a given market is limited by the availability of FM and AM radio frequencies and television channels allotted by the FCC to communities in that market.

With LPTV stations, the FCC limits the number of such stations which can operate in a given market. In addition, the FCC's multiple ownership rules have historically limited the number of radio and full power television stations that may be owned or controlled by a single entity in a given market. LPTV stations are not subject to the FCC's multiple ownership rules.

Technological Change in Radio and Television Broadcasting
---------------------------------------------------------

The radio and television broadcasting industry is also subject to technological change, evolving industry standards and the emergence of new media technologies. Several new media technologies have been or are being developed, including the following:

         o audio programming by cable television systems, direct broadcast satellite systems, Internet content providers (both landline and wireless) and other digital audio broadcast formats;

         o satellite digital audio radio service, which has resulted in the introduction of two new subscriber-based satellite radio services with numerous channels and sound quality equivalent to that of compact discs;

         o digital HD (high definition) radio, which improves the quality of existing AM and FM radio signals as well as allowing for data services such as display song and artist information, weather and traffic alerts;

         o conversion of analog LPTV and TV translator stations to digital operations on their authorized channels;

         o low power FM radio, which has resulted in additional FM radio broadcast outlets that are designed to serve small, localized areas; and

         o increases in local and special interest television programming being made available by cable television providers.

Environmental Compliance
------------------------

As the owner, lessee, or operator of LPTV or radio stations and facilities, we are subject to various federal, state, and local environmental laws and regulations. We are subject to RF ("radio frequency") radiation regulations near AM, FM and TV broadcast antennas. In order to comply with these regulations, we will perform routine maintenance on, and regular measurements of radiation near, our antennas. Historically, compliance with these laws and regulations has not had a material adverse effect on the radio and television broadcast business. There can be no assurance, however, that compliance with existing or new environmental laws and regulations will not require us to make significant expenditures of funds to comply with such laws and regulations in the future.

Employees
---------

We currently have three total employees, all of whom are currently employed on a part-time basis. They are management and administrative. None of these employees is covered by a collective bargaining agreement or employment agreements. We consider our relations with our employees to be very good.

When we acquire construction permits to develop new LPTV or radio stations, we will also utilize the services of various consultants and contractors to assist in the construction and development of new LPTV or radio stations. When we commence broadcast operations at our LPTV stations we expect to employ one or more full-time employees, including management, technicians and, if necessary, on air hosts.

                FEDERAL REGULATION OF LPTV AND RADIO BROADCASTING

Introduction
------------

The ownership, operation, purchase and sale of LPTV and radio stations is regulated by the FCC, which administers the Communications Act of 1934, as amended. Among other things, the FCC:

         o    assigns frequency bands for broadcasting;

         o determines the particular frequencies, locations, operating powers and other technical parameters of stations;

         o    issues, renews, revokes and modifies station licenses;

         o determines whether to approve changes in ownership or control of station licenses;

         o    regulates equipment used by stations; and

         o    adopts and  implements  regulations  and policies that directly or
              indirectly   affect  the   ownership,   operation  and  employment
              practices of stations.

The FCC has the power to impose penalties for violations of its rules or the Communications Act, including fines, the grant of abbreviated license renewal terms or, the denial of a license or license renewal application, the revocation of a license or the denial of FCC consent to acquire additional radio or television stations.

The following is a brief summary of some provisions of the Communications Act and of specific FCC regulations and policies. The summary is not a comprehensive listing of all of the regulations and policies affecting radio and LPTV stations. For further information concerning the nature and extent of federal regulation of radio and LPTV stations, you should refer to the Communications Act, FCC rules and FCC public notices and rulings.

Transfers or Assignments of Licenses
------------------------------------

The Communications Act prohibits the assignment of a broadcast license or transfer of control of a broadcast licensee without the prior approval of the FCC. In determining whether to grant approval, the FCC considers a number of factors pertaining to the licensee and proposed licensee, including:

         o compliance with the various rules and policies limiting common ownership of media properties in a given market;

         o    the   "character"  of  the  licensee  and  those  persons  holding
              "attributable" interests in the licensee; and

         o    compliance   with  the   Communications   Act's   limitations   on
              non-citizen ownership, as well as compliance with other FCC regulations and policies.

To obtain FCC consent to assign a broadcast license or transfer control of a broadcast licensee, appropriate applications must be filed with the FCC. If the application involves a "substantial change" in ownership or control, the application must be placed on public notice for not less than 30 days during which time interested parties, including listeners, advertisers and competitors, may file petitions to deny or other objections against the application. These types of petitions are filed from time to time with respect to proposed acquisitions. Informal objections to assignment and transfer of control applications may be filed at any time up until the FCC acts on the transfer application. Once the FCC staff grants an application, interested parties may seek reconsideration of that grant for 30 days, after which time the FCC may for another ten days reconsider the grant of the FCC staff on the FCC's own motion.

Programming and Operation
-------------------------

Once our LPTV and/or radio stations become operational or operating stations are acquired, they will be regulated by the Communications Act which, among other things, requires broadcasters to serve the public interest. Since 1981, the FCC gradually has relaxed or eliminated many of the more formalized procedures it developed to promote the broadcast of types of programming responsive to the needs of a station's listening or viewing audience. However, licensees continue to be required to present programming that is responsive to community concerns, needs and interests and to maintain records demonstrating a station's responsiveness. Complaints from listeners concerning a station's programming will be considered by the FCC when it evaluates the licensee's renewal application, although listener or viewer complaints may be filed and considered at any time and must be maintained in the station's public file.

Once operations are commenced, our LPTV and radio stations also must pay regulatory and application fees and follow various FCC rules that regulate, among other things, political advertising, the broadcast of obscene or indecent programming, the advertisement of casinos and lotteries, sponsorship identification and technical operations, including limits on radio and television frequency radiation.

The FCC adopted new Equal Employment Opportunity ("EEO") rules for broadcasters, which became effective March 10, 2003. The new rules are outreach and recruitment focused and require that broadcasters enhance the dissemination of information for each full-time job vacancy. The new rules also require a broadcaster to keep extensive internal records regarding its recruitment efforts including information regarding its recruitment sources and interviewees, notification to requesting community groups and specifics regarding participation in longer-term recruitment initiatives. Broadcasters must also prepare and place in the public inspection file (and on their website if they maintain one) an annual EEO public file report that details of the station's recruitment efforts. Broadcasters are subject to an FCC mid-term review in the fourth year of the license term and an FCC review as part of the license renewal application, both requiring the submission of the annual EEO public file report. The FCC is expected to address its annual workforce employment information and filing requirements in a future Report and Order. The FCC is also soliciting public comment regarding its review of recruitment requirements for part-time vacancies at radio and television stations.

Proposed and Recent Changes
---------------------------

Congress, the FCC or other federal agencies may in the future consider and adopt new laws, regulations and policies regarding a wide variety of matters that could, directly or indirectly, affect the operation, ownership and profitability of our LPTV and radio stations, result in the loss of audience share and advertising revenue for our LPTV and radio stations, and affect our ability to acquire additional LPTV and radio stations or finance acquisitions. These matters include:

         o changes in the FCC's ownership rules and policies, including changes to the local radio ownership rules and the limitations on the cross-ownership of radio and other media proposals to increase regulatory fees or to impose spectrum use or other fees on FCC licensees;

         o    technical  and  frequency   allocation   matters  and  changes  to
              broadcast technical requirements;

         o proposals to restrict or prohibit the advertising of beer, wine and other alcoholic beverages;

         o proposals to restrict or prohibit the advertising of on-line casinos or on-line sports-betting services;

         o proposals to limit the tax deductibility of advertising expenses by advertisers;

         o restatement in revised form of FCC's equal employment opportunity rules;

         o a recent FCC decision holding that a broadcast station may not deny a candidate for federal political office a request for broadcast advertising time solely on the grounds that the amount of time requested is not the standard length of time that the station offers to its commercial advertisers; and

         o    proposals  to  regulate  or  prohibit   payments  to  stations  by
              independent record promoters.

The FCC recently selected In-Band, On-Channel(TM) technology as the exclusive standard for digital services for terrestrial AM and FM broadcasters. The FCC has authorized the immediate commencement of "hybrid" transmissions-simultaneous transmissions in both analog and digital-pending the adoption of formal licensing and service rules, using In-Band, On-Channel(TM) systems for FM stations. Tests of the In-Band, On Channel(TM) technology for AM stations are ongoing and hybrid transmissions for AM stations have not yet been authorized. Digital audio broadcasting's advantages over traditional analog broadcasting technology include improved sound quality and the ability to offer a greater variety of auxiliary services. In-Band, On-Channel(TM) technology will permit radio stations to transmit radio programming in both analog and digital formats, and eventually in digital only formats, using the bandwidth that the radio station is currently licensed to use. It is unclear what formal licensing and service rules the FCC will adopt regarding digital audio broadcasting and what effect these regulations will have on our business or the operations of our stations.

Similarly, LPTV and TV stations will also be converting their signals from analog LPTV and TV translator stations to digital operations on their authorized channels. In order to facilitate this conversion, the FCC has recently adopted rules to allow existing LPTV and TV translator stations to file digital conversion applications as "minor" changes to their existing analog facilities. Treating digital conversions as a "minor" change is intended to shorten the approval process. "Existing facilities" will include both licensed LPTV stations as well as stations with a valid construction permit. LPTV stations will be required to file an application and obtain prior FCC approval for on-channel digital conversions. LPTV stations proposing digital conversions will be required at the application stage to meet the interference protections adopted by the FCC with respect to full service stations. Congress is currently considering legislation that would mandate a time table for this conversion.

In January 2000, the FCC created a new low power FM radio service. The new low power stations operate at a maximum power of between ten and 100 watts in the existing FM commercial and non-commercial band. Low power stations may be used by governmental and non-profit organizations to provide non-commercial educational programming or public safety and transportation radio services. No existing broadcaster or other media entity is permitted to have an ownership interest or enter into any program or operating agreement with any low power FM station. Applicants are not permitted to own more than ten stations nationwide. The authorizations for the new stations are not transferable. The FCC also has adopted a third channel interference protection standard, and prohibited any applicant from obtaining a low power FM station who has previously operated a station without a license.

At this time it is difficult to assess the competitive impact of these new stations. Although the new low power stations must comply with certain technical requirements aimed at protecting existing FM radio stations from interference, we cannot be certain of the level of interference that low power stations will cause after they begin operating. Moreover, if low power FM stations are licensed in the markets in which we intend to acquire a radio station, the low power stations may compete with us for listeners. The low power stations may also limit our ability to obtain new radio station licenses. Any of these factors could adversely impact our revenue potential and our overall business.

We cannot predict what other matters might be considered in the future by the FCC or Congress, nor can we determine in advance what impact, if any, the implementation of any of these new regulations or future proposals or changes might have on our business operations.

Federal Antitrust Considerations
--------------------------------

The Federal Trade Commission ("FTC") and the Department of Justice, which evaluate transactions to determine whether those transactions should be challenged under the federal antitrust laws, have been increasingly active recently in their review of radio station acquisitions, particularly where an operator proposes to acquire additional stations in its existing markets.

The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and its related rules, applies to radio or television acquisitions meeting certain size thresholds. Since we are relatively new and are in the process of developing our first new LPTV stations, we do not anticipate meeting the size thresholds of the Hart-Scott-Rodino Act for the foreseeable future. However, the FTC or the Department of Justice may investigate acquisitions that are not required to be reported under the Hart-Scott-Rodino Act under the antitrust laws before or after completion. In addition, private parties may under certain circumstances bring legal action to challenge an acquisition under the antitrust laws.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

General

The following discussion may contain forward-looking statements and projections. Because the forward-looking statements and projections are based on a number of assumptions and are subject to significant uncertainties and contingencies, many of which are beyond our control, there is no assurance that they will be realized and actual results may vary significantly from those discussed in this prospectus.

Plan of Operations

We were incorporated in the state of Delaware on July 21, 2004. Our subsidiary, Village Broadcasting Corp. ("VBC"), was incorporated in the state of Delaware on October 27, 2005. Since our inception, we have bid on several FM radio station licenses, (but were unsuccessful in acquiring any such licenses) and contracted to acquire the construction permit for one LPTV station located in Mammoth Lakes, California which we subsequently determined not to acquire. In October 2005, we acquired construction permits to develop three new LPTV stations to be located in Gladstone, Michigan; Winslow, Arizona and Big Sky, Montana. When these construction permits are formally approved for transfer by the FCC, they will be held in our subsidiary, VBC. We anticipate construction costs for each of these stations to range from $75,000 to $100,000 per station. We expect to use construction financing and financed equipment purchases to reduce the amount of cash funding required. We have not generated any operating revenues to date and expect future financings may be necessary to meet our anticipated working capital needs over the next twelve months.

Our plan of business includes the following steps.

         1. Raise net capital of up to $255,000, after deducting offering expenses in this Offering.

         2. During the next 12 months, construct, develop and commence operating the three new LPTV stations for which we have acquired construction permits issued by the FCC.

         3. Continue to seek out, acquire construction permits to develop and operate LPTV, AM/FM radio stations licenses which we determine to have strategic growth potential.

         4. Continue to seek out, acquire and operate existing LPTV stations and AM/FM radio stations which we determine to have significant growth potential.

         5. During the next six months, hire a person with station operational experience to plan and conduct our broadcast business.

We expect to fund our operations primarily from proceeds of this Offering as well as future investments, debt financing or advances from existing stockholders. Net proceeds of $85,000 at the Minimum Offering level are deemed sufficient to carry on our current projects through the next 12 months. Higher amounts of net proceeds (up to $255,000 at the Maximum Offering level) will allow us to acquire and construct additional LPTV and/or radio stations. We expect to finance the acquisition of construction permits and the construction of LPTV or radio stations by securing outside financing for each station being developed or acquired. Potential sources of capital for the development and equipment acquisition of each LPTV or radio stations could include private placements with institutional investors, debt financing from private sources of capital, debt financing from banking institutions or equipment leases. Such investments or debt financing would typically be collateralized by the assets and business of each LPTV or radio station being financed. Additionally, investments may be raised by entering into joint ventures or partnerships with other related companies.

We have made initial progress in implementing our business plan by acquiring the three LPTV construction permits referred to above. The acquisition of these construction permits as well as the initial development of the LPTV stations will be financed partially from the proceeds of this Offering. The actual construction, development and initiation of these LPTV stations are expected to include additional financing through outside capital investment or debt financing.

We will face considerable risks in each step of our business plan such as our ability to identify and acquire favorable LPTV or radio stations and the ability to successfully construct and finance new LPTV or radio stations. Other anticipated challenges include finding and hiring highly qualified employees, developing successful programming or obtain existing programs from outside sources for each station being developed, meeting significant competition for listening and viewing audiences and securing necessary financing to construct, acquire and operate our LPTV and radio stations.

Results of Operation

Operating Results for the Fiscal Quarters Ended December 31, 2005 and 2004

During the quarter ended December 31, 2005, we did not have any revenues from operations and we incurred $22,315 on general and administrative expenses. The expenses relate primarily to legal and accounting fees relating to acquiring the LPTV stations and our audit of the financial statements. We incurred $3,950 during the quarter ended December 31, 2004 which related primarily to start-up expenses of our business.

We incurred a net loss of $23,276 during the quarter ended December 31, 2005 compared to a net loss of $4,530 for the same quarter of 2004. The larger loss during the quarter ended December 31, 2005 reflect our continued lack of revenues while operating expenses increased due to the growth of our business operations. The net loss during the similar quarter of 2004 also reflects the initial start-up of our operations. We expect operating losses to continue until we are able to develop and commence operating our LPTV stations or until we acquire an operating LPTV or radio station

Operating Results for the Fiscal Years Ended September 30, 2005 and 2004

We have been in operation since August of 2004 and, as of September 30, 2005, we have not yet generated any revenues. Expenses since inception through September 30, 2005 were $17,492. Expenses in the fiscal year ended September 30, 2004 consisted primarily of $2,000 of services and rent which were contributed to us by our president, Mr. Lyons.

In the fiscal year ended September 30, 2005, professional and consulting fees were approximately $4,500 as we are using outside consultants in such areas as legal, accounting, construction permit transfers and marketing in initially developing our business. In addition, we have recorded $6,700 of uncompensated services and rent contributed by Arthur Lyons and Sim Farar. We anticipate receiving additional contributed services from Mr. Lyons and Mr. Sim Farar (a majority stockholder) until additional funding is obtained. We incurred $2,022 in interest expenses to Mr. Sim Farar for borrowings during the year.

We incurred a net loss of $15,113 during the year ended September 30, 2005. This net loss reflects the expenses relating to our organization and commencement of business operations discussed above.

Equity and Capital Resources

We have incurred losses since inception of our business (July 21, 2004) and, as of December 31, 2005, we had an accumulated deficit of $40,768. As of December 31, 2005 we had cash of $51,739 and working capital of $35,025.

To date, we have funded our operations through a combination of short-term debt and the issuance of common stock. Since inception, we have raised $107,508 from the sale of our common stock and borrowed $36,000 as an advance from one of our largest stockholders ($29,958, including interest, has been repaid).

We completed the purchase of three permits to construct LPTV stations in Winslow, AZ, Gladstone, MI, and Big Sky, MT in January 2006 through the final payment of $28,000. Estimated costs to acquire studio, antennas and broadcasting equipment are approximately $219,000.

We hope to begin generating revenues from the operation of our LPTV stations by late 2006, but we do not anticipate generating positive cash flow during the first year of a station's operation. Therefore, we anticipate obtaining capital to fund our ongoing operations and business growth through a combination of the proceeds of this Offering and additional debt and equity financing. We anticipate that in the next twelve months, we will need approximately $150,000 to construct the three LPTV stations for which we currently have construction permits and to search, evaluate and acquire additional AM/FM radio station licenses or existing radio stations as they may become available for acquisition. As a result, if we obtain the maximum proceeds from this Offering ($300,000) we would expect to have sufficient funds to meet our capital requirements for the next twelve months. Consequently, we would need to secure additional outside financing for the balance of our capital requirements.

We expect our expenses will continue to increase during the foreseeable future as a result of increased operational expenses and the development of our first LPTV stations. However, we do not expect to start generating revenues from the operation of our initial LPTV stations for another 8 to 12 months. Consequently, we are dependent on the proceeds from future debt or equity investments to sustain our operations and implement our business plan. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse affect on our anticipated results from operations and financial condition. There is no assurance that we will be able to obtain necessary amounts of capital or that our estimates of our capital requirements will prove to be accurate. As of the date of this prospectus we did not have any commitments from any source to provide additional capital. Even if we are able to secure outside financing, it may not be available in the amounts or the times when we require. Furthermore, such financing would likely take the form of bank loans, private placement of debt or equity securities or some combination of these. The issuance of additional equity securities would dilute the stock ownership of current investors while incurring loans, leases or debt would increase our capital requirements and possible loss of valuable assets if such obligations were not repaid in accordance with their terms.

Off-Balance Sheet Arrangements

Since our inception through September 30, 2005, we have not engaged in any off-balance sheet arrangements as defined in Item 303(c) of the SEC's Regulation S-B.

                             DESCRIPTION OF PROPERTY

Our corporate and operational offices are located at 9229 Sunset Blvd., Suite 810, West Hollywood, California 90069 where we sublease office space under a month-to-month lease at a rental rate of $500 a month allocated to us from Trifar Investment Company, an affiliate of the major shareholders. From inception until the present time the office rent was provided by our president, Mr. Lyons, at no costs to us. We commenced paying rent for our office space effective November 1, 2005. We believe this space is currently adequate and plans to move to expanded office space are contingent upon completing this Offering and the hiring of additional employees.

We own, through our wholly-owned subsidiary, construction permits to develop LPTV stations in Gladstone, Michigan; Winslow, Arizona; and Big Sky, Montana. Construction work on these three stations is expected to commence in or about April 2006.

Right to Reject Subscriptions
-----------------------------

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for shares will be accepted or rejected within two business days after we receive them.

                                LEGAL PROCEEDINGS

We are not a party to any material or legal proceeding and, to our knowledge, none is contemplated or threatened.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Board of Directors currently consists of three members. Each director holds office until his successor is duly elected by the stockholders. Executive officers serve at the pleasure of the Board of Directors. Our current directors and executive officers are:

--------------------------------------------------------------------------------
Name                  Age     Position                               Held Since
--------------------------------------------------------------------------------
Arthur Lyons          60      President and Chairman                 7/21/2004

--------------------------------------------------------------------------------
Justin Farar          31      Vice President of Operations           9/30/2005

--------------------------------------------------------------------------------
Jack Brehm            77      Chief Financial Officer, Secretary,    9/30/2005
                              and Director
--------------------------------------------------------------------------------
Aaron A. Grunfeld     58      Director                               9/30/2005

--------------------------------------------------------------------------------

ARTHUR LYONS was our sole officer and director from inception until September 30, 2005 at which time he resigned his positions as CFO but remained as president, secretary and a director. On October 25, 2005, Mr. Lyons resigned as secretary but remained as president and a director. Mr. Lyons also serves as the president and sole director of VBC. Mr. Lyons devotes at least 20 hours per week to our business operations. Mr. Lyons has served as an officer and director for several public companies over the last decade. In addition, he has been the producer, founder and director of the Palm Springs Film Noir Festival for the past five years and has been a businessman and restaurateur in Southern California for over 30 years. From 1992 to 1996, Mr. Lyons was an elected member of the Palm Springs, California City Council and was Mayor Pro Tem of that city for a year during that period. Mr. Lyons is the author of twelve mystery novels/short stories and has written screenplays for television. Mr. Lyons is a graduate of the University of California at Santa Barbara.

JUSTIN FARAR has been our vice president of operations since September 30, 2005. Mr. Farar devotes approximately 20 hours a week to our affairs. Mr. Farar also serves as vice president of VBC. Mr. Farar previously worked as an associate at the international law firm, O'Melveny & Myers, from September 2001 to April 2005, where he served as an entertainment litigator handling cases for major studio clients. From 2000 to 2001, Mr. Farar clerked for the Honorable Kim McLane Wardlaw on the Ninth Circuit Court of Appeals. Mr. Farar also presently serves as a Commissioner for the City of Los Angeles Convention and Exhibition Authority, where he helps plan and negotiate the future expansion of the Los Angeles Convention and Exhibition

Center. Mr. Farar holds a Bachelors Degree from the University of California, San Diego and a law degree from the University of Southern California.

JACK BREHM has been our chief financial officer since September 30, 2005 and our secretary since October 25, 2005. Mr. Brehm devotes approximately 10 hours a week to our affairs. Mr. Brehm also serves as the chief financial officer and secretary of VBC. Mr. Brehm has more than 50 years of senior executive level experience in accounting and finance and has, in the past, served as a financial officer or on the Board of Directors of several public companies. From 1988 through 2004, Mr. Brehm was also a consultant in his own practice to public and private companies on merger, acquisition and other business matters. For almost 40 years until September 1988, Mr. Brehm was with Ernst & Young, LLP, an international firm of certified public accountants. At his retirement in September 1988, Mr. Brehm was a senior partner of Ernst & Young, in Century City and Los Angeles, and a member of that firm's accounting and audit committee.

AARON A. GRUNFELD was appointed to the Board of Directors on September 30, 2005. Mr. Grunfeld has been a practicing attorney with Resch Polster Alpert & Berger LLP, a Los Angeles law firm since November 1995. Mr. Grunfeld's practice includes securities and corporate matters including domestic and international transactions. Mr. Grunfeld is currently a director of Equitex, Inc. and Fast Funds Corporation, each of which is a publicly traded company that files reports under the Securities Exchange Act of 1934.

Directors serve for a one-year term. Our Bylaws currently provide for three to six directors.

Consultant
----------

SIM FARAR has assisted us in identifying, bidding on and acquiring various LPTV and radio station licenses. Sim Farar is expected to continue to assist us in the development of our business. He has been a business owner and consultant in the Los Angeles area for over 25 years. Sim Farar, along with Justin Farar, through their company JDF Investments LLC ("JDF"), acquired the Palm Springs, CA LPTV station KYAV - Channel 12 in August 2001. JDF initially broadcast the Home Shopping Network and in September 2002 replaced HSN with Azteca American (a Spanish speaking network broadcast from Mexico). The LPTV station in Palm Springs eventually achieved strong revenues and was sold in May 2003 to CBS at a substantial profit. Mr. Farar will assist in evaluating new station acquisitions and implementation of programming when stations became operational. He expects to devote approximately 20 hours per week on our business.

Board Committees
----------------

Audit Committee

The audit committee of our board of directors is responsible for reviewing and monitoring our financial statements and internal accounting procedures, recommending the selection of independent auditors by our board, evaluating the scope of the annual audit, reviewing audit results, consulting with management and our independent auditor prior to presentation of financial statements to stockholders and, as appropriate, initiating inquiries into aspects of our internal accounting controls and financial affairs. Our audit committee consists of Mr. Grunfeld who serves as chairman and Mr. Brehm. Due to the fact that we are in our business development stage and have not yet assembled our complete management team, the audit committee does not currently have exclusively disinterested directors as members nor does it have a member who qualifies as a disinterested "audit committee financial expert" under the federal securities laws. We hope to be able to fill these positions in early 2006.

Compensation and Nominations Committees

We currently have no compensation or nominating committee or other board committee performing equivalent functions. Currently, all members of our board of directors participate in discussions concerning executive officer compensation and nominations to the board of directors.

Code of Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics applicable to our directors, officers and employees, in accordance with applicable federal securities laws and the Nasdaq Rules.

Indemnification of Executive Officers and Directors

The General Corporation Law of the State of Delaware permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations. Article VII of our Certificate of Incorporation states that we may provide indemnification of our agents, including our officers and directors to the maximum extent permitted by the Delaware Corporation Law. In the event that a claim for indemnification (other than the payment by us of expenses incurred or paid by our sole director and officer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is appropriate and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                             EXECUTIVE COMPENSATION

The following table sets forth the compensation of our Chief Executive Officer during the last two fiscal years ended September 30, 2004 and 2005. No officers or directors received annual compensation in excess of $100,000 during the last two completed fiscal years.

                           Summary Compensation Table

                                                                        Long Term
                            Annual Compensation                        Compensation
               ------------------------------------------  -----------------------------------
                                                                    Awards            Payout
                                                           ------------------------ ----------
                Year    Salary   Bonus      Other Annual    Restricted  Securities     LTIP         All Other
                                  ($)       Compensation    Stock       Underlying    Payout      Compensation
                                                ($)         Award(s)    Options (#)     ($)            ($)
-------------------------------------------------------------------------------------------------------------------
Arthur Lyons    2005       -0-       -0-          -0-           -0-           -0-          -0-           -0-
CEO             2004(1)    -0-       -0-          -0-           -0-           -0-          -0-           -0-

-----------------------------
(1) For the period July 21, 2004 (inception) to September 30, 2004.


Mr. Lyons has provided services to us at no charge during the early stages of our business. We authorized a monthly salary of $2000 to be paid to Justin Farar commencing November 1, 2005. Jack Brehm will be paid for services as rendered. As our business progresses and grows, we expect to begin paying salaries to each of our officers. We also expect to hire part-time and full-time employees and consultants who will be paid compensation and consulting fees.

Employment/Consulting Agreements

We do not have any employment or consulting agreements.

Stock Option Plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities. However, we intend to adopt an incentive and non-statutory stock option plan during the second half of the current year.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Director's Compensation

At present we do not pay our directors for attending meetings of our Board of Directors, although we expect to adopt a director compensation policy by the end of the current year. We have no standard arrangement pursuant to which our directors are compensated for any services provided as a director or for committee participation or special assignments.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth as of December 31, 2005 the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are no known pending or anticipated arrangements that may cause a change in control.

--------------------------------------------- --------------------------- ------------------------- ------------------------
                                                Number of Shares Owned          Percentages               Percentages
              Name and Address                       Beneficially             Before Offering         After Offering (1)

--------------------------------------------- --------------------------- ------------------------- ------------------------
Arthur Lyons                                            10,000                      .03%                      .03%
President, CEO, Director
914 Westwood Blvd., Ste. 809
Los Angeles, California  90024
--------------------------------------------- --------------------------- ------------------------- ------------------------
--------------------------------------------- --------------------------- ------------------------- ------------------------
Gusmail, LLC                                           900,000                       30%                       24%
Justin Farar, Manager
Vice President
914 Westwood Blvd., Suite 809
Los Angeles,, California  90024
--------------------------------------------- --------------------------- ------------------------- ------------------------
--------------------------------------------- --------------------------- ------------------------- ------------------------
Aaron Grunfeld                                         100,000                      3.3%                      2.7%
Director
10390 Santa Monica Blvd., 4th Fl.
Los Angeles, California  90025
--------------------------------------------- --------------------------- ------------------------- ------------------------
--------------------------------------------- --------------------------- ------------------------- ------------------------
Jack Brehm                                             100,000                      3.3%                      2.7%
Chief Financial Officer, Director
9229 Sunset Blvd., Ste. 810
West Hollywood, California  90069
--------------------------------------------- --------------------------- ------------------------- ------------------------
PP60, LLC                                              990,000                       33%                     26.4%
Sim Farar, Manager
9229 Sunset Blvd., Suite 810
West Hollywood, California  90069
--------------------------------------------- --------------------------- ------------------------- ------------------------
--------------------------------------------- --------------------------- ------------------------- ------------------------
32 Mayall, LLC                                         900,000                       30%                       24%
Joel Farar, Manager
914 Westwood Blvd., Ste. 809
Los Angeles, California  90024
--------------------------------------------- --------------------------- ------------------------- ------------------------
--------------------------------------------- --------------------------- ------------------------- ------------------------
All  Executive  Officers and  directors as a         1,110,000                      36.67%                  29.43%
group (4 people)
--------------------------------------------- --------------------------- ------------------------- ------------------------

(1) Assumes the sale of all 750,000 shares offered hereby.

Change of Control
-----------------

On September 30, 2005 we sold 2,790,000 shares of our restricted common stock, representing 93% of our currently outstanding common stock to PP60, LLC (an entity controlled by Sim Farar), Gusmail, LLC (an entity controlled by Justin Farar) and 32 Mayall, LLC (and entity controlled by Joel Farar). Effective as of September 30, 2005, Justin Farar assumed a vice president position with Longfoot Communications. These stockholders do not intend to seek any change in our current management.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At December 31, 2005 we were indebted to Sim Farar in the amount of $8,064. Sim Farar has loaned us $36,000 at an 8% interest rate to fund our operating expenses of which $29,958 (including interest), has been repaid. Neither Sim Farar nor any other stockholder is under any current commitment to make any loans to or otherwise provide capital to us except for the payment of expenses related to this Offering not otherwise paid from proceeds.

Sim Farar is the father of Justin Farar and Joel Farar.

Trifar Investment Company, from which we lease our office space, is owned by Sim Farar, Justin Farar and Joel Farar and is, therefore, deemed to be a related party to us.

Both the current loan from Sim Farar and the lease of our office space from Trifar Investment Company are on terms as favorable to us as would be available from an unaffiliated party.

Should a transaction, proposed transaction, or series of transactions involve one of our officers or directors or a related entity or an affiliate of a related entity, or holders of stock representing 5% or more of the voting power (a "related entity") of our then outstanding voting stock, the transactions must be approved by the unanimous consent of our board of directors. In the event a member of the board of directors is a related party, that member will abstain from the vote.

                            DESCRIPTION OF SECURITIES

We are authorized to issue 50,000,000 shares of common stock, $.001 par value per share. We are also authorized to issue one class of preferred stock consisting of 1,000,000 shares, $.001 par value per share.
 We had 3,000,000 shares of our common stock and no shares of preferred stock outstanding as of December 31, 2005.

Common Stock
------------

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors then standing for election may be available under California Corporate law. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our business, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of common stock is, and all shares of common stock to be outstanding upon completion of this Offering will upon payment therefore, be duly and validly issued, fully paid and non-assessable.

Preferred Stock
---------------

Our board of directors is authorized to issue preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications, limitations and restrictions thereof, including dividend rights and rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without any vote or action by our stockholders. Any preferred stock to be issued could rank prior to our common stock with respect to dividend rights and rights on liquidation. Our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights which could adversely affect the voting power of holders of our common stock and discourage, delay or prevent a change in control of Longfoot.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information
------------------

There is no public trading market for our common stock and a regular trading market may not develop, or if developed, may not be sustained. Unless and until a trading market exists, a stockholder in all likelihood will not be able to resell his or her securities should he or she desire to do so. While we will endeavor to have our common stock listed for trading on the Over-the-Counter Bulletin Board (OTCBB), there is no assurance that we will be able to do so. We have no current proposals, arrangements, or understandings with any person with regard to the development of a trading market in our common stock.

The process for listing a company's shares for trading on the OTCBB is a lengthy one. The process requires a market maker to file a listing application with the NASD on our behalf. The application is reviewed by the NASD and may or may not be approved. The process of seeking OTCBB listing can take 60 days or more to complete and any listing is contingent on the NASD approving our application. If our application is approved, the NASD will assign us a trading symbol which will then become listed and quoted on the OTCBB. Being listed on the OTCBB will facilitate buyers and sellers to consummate purchases and sales of our stock as well as allowing the market price to adjust to reflect current valuations of our business. We do not anticipate engaging a market maker to initiate the OTCBB listing application until this Offering has been completed.

Penny Stock Considerations
--------------------------

Our common stock will be deemed to be "penny stock" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

         o Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

         o    Disclose   commissions   payable  to  the  broker-dealer  and  our
              registered representatives and current bid and offer quotations for the securities;

         o Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

         o Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock even if our common stock becomes publicly traded. In addition, the liquidity for our common stock may be decreased, with a corresponding decrease in the price of our common stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

Common Stock Currently Outstanding
----------------------------------

As of September 30, 2005, all of our currently outstanding shares (3,000,000) consist of restricted common stock. Of this amount none of the shares are eligible for resale pursuant to Rule 144 of the Securities Act. We are not registering any shares for sale by stockholders in this prospectus nor do we have any plan or commitment to register shares on behalf of any stockholder in the future.

Holders
-------

As of the date of this registration statement, we had six stockholders of record of our common stock.

Dividends
---------

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain future earnings, if any, for use in our business.
 Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Stockholders
-----------------------

As a result of this Offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, and other information with the SEC. We intend to send annual reports to our stockholders containing audited financial statements.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our Bylaws,  subject to the  provisions  of Delaware  Corporation  Law,  contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                  LEGAL MATTERS

The legality of the shares offered under this registration statement is being passed upon by Weintraub Genshlea Chediak, Sacramento, California.

                                     EXPERTS

Our financial statements for the fiscal years ending September 30, 2004 and 2005 included in this prospectus have been so included in reliance on the report of Farber & Hass LLP independent auditors, given on that firm's authority as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 (File Number 333-130110) under the Securities Act of 1933 regarding the shares of common stock offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet at www.sec.gov. Our registration statement and other information that we file with the SEC are available at the SEC's website.

We intend to make available to our stockholders annual reports (on Form 10-KSB) containing our audited consolidated financial statements and make available quarterly reports (on Form 10-QSB) containing our unaudited interim consolidated financial information for the first three fiscal quarters of each of our fiscal years.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

                          Longfoot Communications Corp.
                          9229 Sunset Blvd., Suite 810
                            West Hollywood, CA 90069
                               (818) 702-9977 (o)
                               (310) 385-9632 (f)

                              FINANCIAL STATEMENTS


                          LONGFOOT COMMUNICATIONS CORP.
                           A DEVELOPMENT STAGE COMPANY


                          INDEX TO FINANCIAL STATEMENTS


Report of Independent Registered Public Accounting Firm                     F1

Balance Sheets as of September 30, 2005 and December 31, 2005               F2
(unaudited)

Statements of Operations for the period from July 21, 2004 (inception)     F3-F4
to September 30, 2004, the year ended September 30, 2005 and for the cumulative period July 21, 2004 to September 30, 2005 and for the three months ended December 31, 2005 and 2004 and for the cumulative period from July 21, 2004 (inception) to December 31, 2005 (unaudited)

Statement of Stockholders' Equity for the period from July 21, 2004         F5
(inception) to September 30, 2004, for the year ended September 30,
2005 and for the three months ended December 31, 2005 (unaudited)

Statement of Cash Flows for the period from July 21, 2004 (inception)       F6
to September 30, 2004 and for the year ended September 30, 2005 and for the three months ended December 31, 2005 and 2004 and for the cumulative period from July 21, 2004 (inception) to December 31, 2005 (unaudited)

Notes to Financial Statements                                               F7

                     INDEPENDENT REGISTERED AUDITORS' REPORT


To the Board of Directors and Stockholders
  Of Longfoot Communications Corp.:

We have audited the accompanying balance sheet of Longfoot Communications Corp. (a company in the development stage; the "Company") as of September 30, 2005 and the related statements of operations, stockholders' equity and cash flows for the two years ended September 30, 2005 and 2004 and for the period July 21, 2004 (date of inception) to September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amount s and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at September 30, 2005 and the results of its operations and its cash flows for the two years then ended and from July 21, 2004 (date of inception) to September 30, 2005 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred significant operating losses and its ability to continue as a going concern is dependent upon its ability to raise additional debt or equity financing. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters are described in Note 4. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Farber & Hass LLP
November 28, 2005
Camarillo, California

                          Longfoot Communications Corp.
                           A Development Stage Company

                                 Balance Sheets

                                                      September 30, 2005   December 31, 2005
                                                                              (Unaudited)
ASSETS
Current assets - Cash                                  $        107,602     $        51,739
Construction rights                                                                   7,000
Other assets -Deferred registration costs                         1,950              34,255
                                                      ------------------   -----------------
                                                       $        109,552     $        92,994
                                                      ==================   =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accrued liabilities                                 $          2,572     $         8,489
   Note payable- related party                                    8,064               8,225
                                                      ------------------   -----------------
       Total current liabilities                                 10,636              16,714
                                                      ==================   =================

Stockholders' Equity:
  Preferred stock, $.001 par value, authorized
    1,000,000 shares, none issued and outstanding
  Common stock, $.001 par value, authorized
    50,000,000 shares, issued and outstanding
    3,000,000 shares                                              3,000               3,000
  Additional paid-in capital                                    113,408             114,048
  Deficit accumulated during the development stage              (17,492)            (40,768)
                                                      ------------------   -----------------
Total stockholders' equity                                       98,916              76,280
                                                      ------------------   -----------------
Total liabilities and stockholders' equity             $        109,552     $        92,994
                                                      ==================   =================

    The accompanying notes are an integral part of the financial statements

                          Longfoot Communications Corp.
                           A Development Stage Company

                            Statements of Operations



                                                                                      Cumulative
                                                          Period from                 Period from
                                                    July 21, 2004(inception)    July 21, 2004 (inception)
                                  Year ended            to September 30,            to September 30,
                               September 30, 2005            2004                         2005
                               ------------------  --------------------------  --------------------------
Expenses:
  General and administrative       $  13,091               $  2,379                    $  15,470
  Interest                             2,022                     -                         2,022

Net loss                            ($15,113)               ($2,379)                    ($17,492)
                               ==================  ==========================  ==========================
Net (loss) per share:
 basic and diluted                    ($0.14)                ($0.02)                      ($0.16)

Weighted average shares outstanding:
  basic and diluted                  107,945                100,000                      106,840

     The accompanying notes are an integral part of the financial statements

                          Longfoot Communications Corp
                           A Development Stage Company

                            Statements of Operations
                                   (Unaudited)


                                                                               Cumulative
                                                                               Period from
                                                                        July 21, 2004 (inception)
                                     Three months ended December 31,         to December 31,
                                    --------------------------------   ---------------------------
                                       2005                  2004                  2005

Expenses:
  General and administrative         $   22,315          $    3,950             $   37,785
  Interest                                  161                 580                  2,183

Loss before income taxes                 22,476               4,530                 39,968
Income taxes                                800                   -                    800

Net loss                               ($23,276)            ($4,530)              ($40,768)
                                    ============        ============           ============

Net (loss) per share:
 basic and diluted                       ($0.01)             ($0.05)                ($0.05)

Weighted average shares outstanding
 basic and diluted                    3,000,000             100,000                744,444

     The accompanying notes are an integral part of the financial statements

                          Longfoot Communications Corp.
                           A Development Stage Company

                        Statement of Stockholders' Equity

                                                                        Additional    Deficit accumulated
                                                  Common stock           Paid-in         during the
                                         No. of shares      Amount       Capital      Development Stage         Total
                                        ---------------  ------------  ------------  ---------------------  --------------
Period from July 21, 2004
(inception) to September
30, 2004:

Common stock issued August
3, 2004 - for cash                          100,000       $      100            -                      -     $        100
($0.001 per share)

Net loss                                                          -             -                 ($2,379)         (2,379)

Services contributed by stockholders
without charge                                                    -     $    2,200                     -            2,200

                                        ----------------------------------------------------------------------------------

Balance at September 30, 2004               100,000              100         2,200                 (2,379)            (79)

Year ended September 30,
2005:

Common stock issued September
30, 2005 - for cash                       2,900,000            2,900       104,508                     -          107,408
($0.037 per share)

Net loss                                                          -             -                 (15,113)        (15,113)

Services contributed by stockholders
without charge                                                    -          6,700                     -            6,700
                                        ----------------------------------------------------------------------------------

Balance at September 30, 2005             3,000,000       $    3,000    $  113,408               ($17,492)   $     98,916
                                        ==================================================================================
Three months December 31, 2005
  (unaudited)

Net loss (unaudited)                                                                              (23,276)        (23,276)

Services contributed by stockholders
without charge                                                                 640                                    640

Balance at December 31, 2005
 (unaudited)                              3,000,000       $    3,000    $  114,048               ($40,768)        $76,280
                                        ==================================================================================

     The accompanying notes are an integral part of the financial statements

                          Longfoot Communications Corp.
                           A Development Stage Company

                            Statements of Cash Flows



                                                                                                       Cumulative
                                                                          Period from                  Period from
                                                                     July 21, 2004(inception)    July 21, 2004 (inception)
                                                    Year ended            to September 30,            to September 30,
                                                September 30, 2005            2004                         2005
                                                ------------------  --------------------------  --------------------------
Operating activities:
  Net loss                                          ($15,113)               ($2,379)                    ($17,492)
  Adjustment to reconcile net loss
    to net cash used in  operating
     activities - expenses contributed
     by stockholders                                   6,700                  2,200                        8,900
   Change in liabilities -accrued
     liabilities                                          522                    -                           522
Net cash used in operating
     activities                                        (7,891)                 (179)                      (8,070)


Investing activities:
  (Deposit) refund of license deposit                  35,000               (35,000)                          -
Net cash provided by (used in
    investing activities                               35,000               (35,000)                          -

Financing activities:
  Deferred registration costs                          (1,950)
  Related party loans                                  (1,000)               35,100                       37,100
  Repayment of related party loans                    (27,936)                   -                       (27,936)
  Issuance of common stock                            107,408                   100                      107,508
Net cash provided by financing
   activities                                          78,522                35,200                      115,672

Net increase in cash                                  107,581                    21                      107,602
Cash at beginning of period                                21                    -                            -
Cash at end of period                                $107,602               $    21                     $107,602
                                                ==================  ==========================  ==========================


Supplemental disclosure of cash flow information:
Cash paid for interest                               $  2,022                    -                      $  2,022

Non-cash investing and financing activities:
Expenses contributed by stockholders                 $  6,700               $ 2,200                     $  8,900

     The accompanying notes are an integral part of the financial statements

                          Longfoot Communications Corp
                           A Development Stage Company

                             Statements of Cash Flow
                                   (Unaudited)

                                                                                           Cumulative
                                                                                          Period from
                                                                                    July 21, 2004 (inception)
                                                 Three months ended December 31,         to December 31,
                                                   2005                  2004                 2005
                                                ---------------------------------  ---------------------------
Operating activities:
  Net loss                                       ($23,276)              ($4,530)            ($40,768)
  Adjustment to reconcile net loss
    to net cash used in  operating
     activities - expenses contributed
     by stockholders                                  640                 1,700                9,540
   Change in liabilities - accrued
     liabilities                                    2,815                 1,000                5,287
Net cash used in operating
     activities                                   (19,821)               (1,830)             (25,941)


Investing activities:
  (Deposit) refund of license deposit                                    35,000                   -
Acquisition of construction rights                 (7,000)                   -                (7,000)
Net cash provided by (used in
    investing activities                           (7,000)               35,000               (7,000)

Financing activities:
  Deferred registration costs                     (29,203)                   -               (31,153)
  Related party loans                                 161                 1,580               36,261
  Repayment of related party loans                     -                     -               (27,936)
  Issuance of common stock                             -                     -               107,508
Net cash provided by (used in)
   financing activities                           (29,042)                1,580               84,680

Net increase (decrease) in cash                   (55,863)               34,750               51,739
Cash at beginning of period                       107,602                    21                   -
Cash at end of period                             $51,739               $34,771              $51,739
                                               =============         =============        =============

Supplemental disclosure of cash flow information:
Cash paid for interest                                 -                $   580              $ 2,022

Non-cash investing and financing activities:
Expenses contributed by stockholders                   -                $ 1,700              $ 8,900

     The accompanying notes are an integral part of the financial statements

                          Longfoot Communications Corp.
                           A Development Stage Company

                          Notes to Financial Statements


1. Organization and basis of preparation

The Company was organized July 21, 2004 in Delaware as a media company primarily focused on obtaining, developing and operating radio and low power television stations. From inception through December 31, 2005 the Company has not obtained or developed any stations.

The financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of the Company's business. The Company's ability to continue as a going concern is dependent on various factors including, among others, its ability to raise additional debt or equity financing. There is no assurance that such financing will be available or at terms the Company can meet. For the cumulative period since inception through the three months ended December 31, 2005, the Company had a net loss and negative cash flow from operations. These losses have adversely impacted the Company's working capital position.
Management is attempting to limit its operating costs until revenue producing operations commence. The Company believes that it will be able to raise additional debt or equity financing which will be sufficient to sustain operations through at least December 31, 2006 (See Note 4). Accordingly, the financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amount or classification of liabilities that may result from the outcome of the uncertainty.

The accompanying interim financial statements for the periods ended December 31, 2005 and 2004 have been prepared without audit and reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of financial position and the results of operations for the interim periods. The statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures, normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been condensed or omitted pursuant to such SEC rules and regulations. Operating results for the three months ended December 31, 2005, are not necessarily indicative of the results that may be expected for the year ended September 30, 2006.

2. Significant accounting policies

Estimates and assumptions

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States which requires management to make estimates and assumptions that effect the accounting for and recognition of assets, liabilities, stockholders' equity, revenue and expenses. Estimates and assumptions are made because certain information is dependent on future events. Actual results could differ from those estimates.

Per share information

Basic and diluted loss per share are determined by dividing the net loss by the weighted average shares of common stock outstanding during the period. There are no outstanding stock options or warrants.

Cash and cash equivalents

The Company considers all highly liquid debt instruments with original maturity dates of three months or less when purchased to be cash equivalents. At September 30, 2005 and December 31, 2005 there were no cash equivalents. The Company maintains its cash in a reputable bank which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Income Taxes

The Company accounts for its income taxes under the provisions of Statement of Financial Accounting Standards 109 ("SFAS 109"). The method of accounting for income taxes under SFAS 109 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities. The Company has net operating loss carryforwards totaling approximately $10,000 at September 30, 2005 for Federal income tax purposes available to offset future taxable income through 2025. Deferred tax assets consist substantially of the net operating loss carryforward. The Company has made a 100% valuation allowance against the deferred tax asset. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considered the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Recent accounting pronouncements

In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position as the Company does not engage in these sorts of transactions.

In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment". Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities filing as small business issuers will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after December 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154") which replaces Accounting Principles Board Opinions No. 20 "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in
Interim Financial Statements-An Amendment of APB Opinion No. 28." SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and is required to be adopted by the Company in the first quarter of 2006. The Company is currently evaluating the effect that the adoption of SFAS 154 will have on its results of operations and financial condition but does not expect it to have a material impact.

In May 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" (FIN 47"). FIN 47 provides guidance relating to the identification of and financial reporting for legal obligations to perform an asset retirement activity. The Interpretation requires recognition of a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. FIN 47 also defines when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The provision is effective no later than the end of fiscal years ending after December 15, 2005. The Company will adopt FIN 47 beginning the first quarter of fiscal 2006 and does not believe the adoption will have a material impact on inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase.

EITF 05-6 relates to the amortization period for leasehold improvements. The statement provides that leasehold improvements acquired in a business combination should be amortized over the shorter of the useful life of the assets or the term which includes required leased periods and renewals that are deemed to be reasonably assured. Further, leasehold improvements that are placed in service significantly and are not contemplated at or near the beginning of the lease term should be amortized over the shorter of the useful life of the assets or a term that includes required lease periods and renewals that are deemed to be reasonably assured. The Company will adopt the provisions of EITF 50-6 with respect to such transactions.

Additionally, there are no recently issued accounting standards with pending adoptions that the Company's management currently anticipates will have any material impact upon its financial statements.

3. Related party transactions

The note payable to related party provides for interest at 8% a year and is due on demand.

Included in accrued liabilities is an advance of $100, without interest, payable to an officer.

Through December 31, 2005, the Company's stockholders provided consulting and administrative services to the Company at no cost. The fair value of the services was based on the estimated hours incurred at $40 per hour and has been recorded as a charge to expense and a credit to Additional Paid-in Capital.

Subsequent to December 31, 2005, the Company is paying for services rendered. Further, the Company is leasing its primary facility on a month-to-month basis (cancelable upon a 30 day written notice) from a company controlled by principal stockholders. The monthly rent is $500 - based on the estimated allocation of the space used. Rent expense for the period ended December 31, 2005 totaled $1,000.

4. Construction rights

In October, 2005 the Company entered into an escrow agreement for the acquisition of three construction permits for Low Power Television Stations at a total price of approximately $35,000 and made a non-refundable deposit therefore of $7,000. In January 2006 the Company received approval from the Federal Communications Commission and paid the balance of $28,000. The construction permits are held by a newly formed subsidiary, Village Broadcasting Corp.

5. Stockholders' equity

On November 8, 2005, the Company's Board of Directors increased the authorized common stock to 50,000,000 shares , $0.001 par value and authorized 1,000,000 shares of preferred stock, $0.001 par value. There have been no rights or privileges assigned to the preferred stock at this time. The accompanying balance sheet at September 30, 2005 gives effect to the new authorization.

The Company has filed a Form SB-2 with the U.S. Securities and Exchange Commission in December 2005 and proposes to raise up to $300,000 in capital to finance its plan of operation.

                                   [Back Page]

                                   PROSPECTUS
                          LONGFOOT COMMUNICATIONS CORP.
                               Dated: _____, 2006

We are offering up to a total of 1,200,000 shares of common stock in a best efforts, direct public offering, without any involvement of underwriters. The offering price is $.25 per share. Until a minimum of 400,000 shares have been purchased (the "Minimum Offering"), all payments for shares will be deposited into an escrow account at City National Bank. If 400,000 shares are not purchased in this Offering, all payments deposited in the escrow account will be promptly refunded in full, without interest and without any deduction for expenses. If 400,000 shares are sold in this Offering, all funds held in escrow will be released to us and we will continue to sell shares up to the maximum amount of 1,200,000 shares. The offering will terminate within 90 days from the date of this prospectus. At our sole discretion, we may extend the offering for up to an additional 90 days. There are no minimum purchase requirements and if the Minimum Offering is achieved, there will be no continuing arrangements to place the funds in an escrow, trust or similar account.
 Upon reaching the Minimum Offering, all cleared funds will be available to us following deposit into our bank account.

Prior to this Offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board.

There are no underwriting commissions involved in this Offering. We have agreed to pay all the costs of this Offering. Our common stock will be sold by our officers and directors for no compensation. However, we may pay selling commissions of up to 10% to any broker, dealer, finder or agent who assists in selling shares in this Offering.

Dealer Prospectus Delivery Obligation
-------------------------------------

Until 90 days from the date of this prospectus all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters or otherwise participating in this Offering.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

Our Certificate of Incorporation provides that no director or officer of Longfoot Communications Corp. (the "Company") shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer, except for (i) breach of director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or unlawful stock purchase or redemption; or (iv) any transaction from which the director derived an improper personal benefit. Our Bylaws provide, in pertinent part, that the Company shall indemnify any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company, or of any corporation which such person served as such at the request of the Company, against expenses reasonably incurred by, or imposed on, such person in connection with, or resulting from, the exercise of such action, suit, proceeding or appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such person was liable to the Company, or such other corporation, for negligence or misconduct in the performance of such person's duties as a director or officer of the Company. The determination of the rights of such indemnification and the amount thereof may be made, at the option of the person to be indemnified, by (i) order of the Court or administrative body or agency having jurisdiction over the matter for which indemnification is being sought; (ii) resolution adopted by a majority of a quorum of our disinterested directors; (iii) if there is no such quorum, resolution adopted by a majority of the committee of stockholders and disinterested directors of the Company; (iv) resolution adopted by a majority of the quorum of directors entitled to vote at any meeting; or (v) order of any Court having jurisdiction over the Company.
 Such right of indemnification is not exclusive of any other right which such director or officer may have, and without limiting the generality of such statement, they are entitled to their respective rights of indemnification under any bylaws, agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under the Company's Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Longfoot Communications Corp. will pay all expenses in connection with this Offering.

------------------------------------------------------------------------------
Securities and Exchange Commission Registration Fee        $         32.10
------------------------------------------------------------------------------
State Qualification Fees                                             15.00
------------------------------------------------------------------------------
Printing and Engraving Expenses                                     500.00
------------------------------------------------------------------------------
Accounting Fees and Expenses                                     12,000.00
------------------------------------------------------------------------------
Legal Fees and Expenses                                          27,000.00
------------------------------------------------------------------------------
TOTAL                                                      $     41,032.10
------------------------------------------------------------------------------

*    Up to 15% of gross proceeds raised will be used to pay offering expenses.

* If actual expenses exceed 15% of gross proceeds, the balance will be paid by one or more of the current stockholders of Longfoot from personal funds.

Item 26.  Recent Sales of Unregistered Securities.

In July 2004 we sold 100,000 shares of our common stock to Arthur Lyons, our initial founder for $100. The sale of these shares was made in conjunction with the initial formation of Longfoot in a private transaction which was cleared exempt from registration pursuant to Section 4(2) of the 1933 Act These shares are deemed to be "restricted securities" as defined in Rule 144 under the 1933 Act and bear a legend stating the restrictions on resale.

In September 2005 we issued 2,900,000 shares of common stock at a price of $0.037 per share to the five individuals for total proceeds of $107,508. The issuance of stock was made without any public solicitation to five investors who were officers and directors or related to officers and directors of the Company and was acquired for investment purposes only. The individuals had access to complete information about Longfoot Communications Corp. and were deemed capable of evaluating the merits and risks of this investment. The securities were issued pursuant to the private placement exemption provided by Section 4(2) of the 1933 Act. These shares are deemed to be "restricted securities" as defined in Rule 144 under the 1933 Act and bear a legend stating the restrictions on resale.

Item 27.  Exhibits

--------------------------------------------------------------------------------
Exhibit No.    Description of Exhibit
--------------------------------------------------------------------------------
3.1.1          Certificate of Incorporation
--------------------------------------------------------------------------------
3.1.2          Restated Certificate of Incorporation
--------------------------------------------------------------------------------
3.2            By-Laws
--------------------------------------------------------------------------------
3.3            Code of Business Conduct and Ethics
--------------------------------------------------------------------------------
5.1*           Opinion of Counsel
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
10.1           Low Power Television Construction Permit issued February 9, 2004 for Winslow, Arizona.
--------------------------------------------------------------------------------
10.2           Low Power Television Construction Permit issued May 4, 2004 for
               Gladstone, Michigan
--------------------------------------------------------------------------------
10.3           Low Power Television Construction Permit issued May 4, 2004 for
               Big Sky, Montana
--------------------------------------------------------------------------------
10.4           Construction Permit Purchase  Agreement,  dated October 13, 2005, regarding  our  acquisition  of  low  power  television  stations located in Winslow,  Arizona;  Gladstone,  Michigan  and Big Sky,
               Montana.
--------------------------------------------------------------------------------
10.5           Escrow Agreement dated October 13, 2005 for transfer of
               construction permits.
--------------------------------------------------------------------------------
10.6           Assignment of Construction Permits from Longfoot Communications
               Corp. to Village Broadcasting Corp.
--------------------------------------------------------------------------------
10.7           FCC Consent to Transfer Construction Permits
--------------------------------------------------------------------------------
10.8           Assignment of Construction Permits
--------------------------------------------------------------------------------
21             Subsidiaries of the Issuer
--------------------------------------------------------------------------------
23             Consent of Counsel,  incorporated  by reference to Exhibit 5.1 of this filing.
--------------------------------------------------------------------------------
23.1*          Consent Of Independent Registered Public Accounting Firm
--------------------------------------------------------------------------------

---------------------------
* Exhibits filed with this Second Amendment to the Registrant's SB-2 Registration Statement


Item 28. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

         (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

         (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

         (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

         (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the City of Los Angeles, State of California on February 27, 2006.


                          LONGFOOT COMMUNICATIONS CORP.


By:     /s/ ARTHUR LYONS
Name:   Arthur Lyons
Title:  Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


------------------------- -------------------------------- ---------------------
        Signatures                   Title                          Date
------------------------- -------------------------------- ---------------------
/s/ ARTHUR LYONS          Chief Executive Officer and        February 27, 2006
Arthur Lyons              Director
------------------------- -------------------------------- ---------------------
/s/ JACK BREHM            Principal Accounting Officer,      February 27, 2006
Jack Brehm                Principal Financial Officer,
                          Secretary and Director
------------------------- -------------------------------- ---------------------
/s/ AARON A. GRUNFELD     Director                           February 27, 2006
Aaron A. Grunfeld
------------------------- -------------------------------- ---------------------

                                  EXHIBIT INDEX


Exhibit No.    Exhibit
-----------    -------
3.1.1          Certificate of Incorporation

3.1.2          Restated Certificate of Incorporation

3.2            By-Laws

3.3            Code of Business Conduct and Ethics

5.1*           Opinion of Counsel

10.1 Low Power Television Construction Permit issued February 9, 2004 for Winslow, Arizona.

10.2 Low Power Television Construction Permit issued May 4, 2004 for Gladstone, Michigan

10.3 Low Power Television Construction Permit issued May 4, 2004 for Big Sky, Montana

10.4 Construction Permit Purchase Agreement, dated October 13, 2005, regarding our acquisition of low power television stations located in Winslow, Arizona; Gladstone, Michigan and Big Sky, Montana.

10.5           Escrow   Agreement   dated  October  13,  2005  for  transfer  of
               construction permits.

10.6 Assignment of Construction Permits from Longfoot Communications Corp. to Village Broadcasting Corp.

10.7           FCC Consent to Transfer Construction Permits

10.8           Assignment of Construction Permits

21             Subsidiaries of the Issuer

23 Consent of Counsel, incorporated by reference to Exhibit 5.1 of this filing.

23.1*          Consent Of Independent Registered Public Accounting Firm

-----------------------------
*Exhibits included with this Second Amendment to the SB-2 Registration
Statement.

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in the Registration Statement of Longfoot Communications Corp. on Form SB-2 Amendment No. 1 of our report dated November 28, 2005 appearing in this filing for the fiscal years ended September 30, 2004 and 2005, as well as the reference under the caption "Experts".




/s/ FARBER HASS HURLEY & MCEWEN LLP (Formerly Farber & Hass LLP)
Camarillo, California
February 27, 2006











































                                                                    Exhibit 23.1